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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ensco plc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUPPLEMENT, DATED JANUARY 31, 2019
(TO THE DEFINITIVE JOINT PROXY STATEMENT, DATED DECEMBER 11, 2018)

TRANSACTION PROPOSED—YOUR VOTE IS VERY IMPORTANT

         On December 12, 2018, Ensco and Rowan mailed a definitive joint proxy statement to shareholders of Ensco plc ("Ensco") and shareholders of Rowan Companies plc ("Rowan"), respectively, relating to the general meetings of shareholders of Ensco (the "Ensco general meeting") and Rowan (the "Rowan general meeting") and the court-convened meeting of Rowan (the "Rowan Court meeting" and, together with the Rowan general meeting, the "Rowan shareholder meetings") for the approval, among other things, of matters relating to the Transaction Agreement, dated as of October 7, 2018 (the "transaction agreement"), which provides for the combination of Ensco and Rowan. Pursuant to the transaction agreement, Ensco has agreed to acquire the entire issued and to be issued ordinary share capital of Rowan, which acquisition (the "transaction") is to be implemented by way of a court-sanctioned scheme of arrangement (the "Scheme of Arrangement") to be undertaken by Rowan under Part 26 of the UK Companies Act 2006 (the "Companies Act 2006").

         On January 28, 2019, the transaction agreement was amended ("Amendment No. 1") to increase the exchange ratio in connection with the transaction from 2.215 to 2.750 new Ensco Class A ordinary shares, nominal value $0.10 per share (the "Ensco ordinary shares"), for each Rowan Class A ordinary share, nominal value of $0.125 per share (a "Rowan ordinary share"), that is subject to the terms of the Scheme of Arrangement. A copy of Amendment No. 1 is attached as Annex S-A to this supplement. Following the completion of the transaction, it is anticipated that persons who were shareholders of Ensco and Rowan immediately prior to the transaction closing will own approximately 55% and 45% of the combined company, respectively.

         This supplement to the joint proxy statement supplements and updates certain information in the joint proxy statement sent to shareholders of Ensco and shareholders of Rowan on December 12, 2018, for the Ensco general meeting and the Rowan shareholder meetings. Before voting, we urge you to read carefully and in their entirety the joint proxy statement that was previously sent to you and the attached supplement to the joint proxy statement, including the Annexes and the documents incorporated by reference.

        Your vote is very important.    We cannot complete the transaction unless the Ensco shareholders vote to approve the issuance of Ensco ordinary shares pursuant to the transaction agreement and the Rowan shareholders vote to approve the Scheme of Arrangement and certain ancillary matters for the implementation of the transaction. The Scheme of Arrangement also requires the sanction of the High Court of Justice of England and Wales (the "Court"). It is important that as many Rowan shareholders as possible vote on the Scheme of Arrangement so that the Court may be satisfied that there is a fair and reasonable representation of the opinion of Rowan shareholders.

         Votes of Ensco shareholders previously submitted in favor of (or against) the Ensco proposals in connection with the transaction will not be counted. Please submit a new proxy (or proxies) to make sure that your vote is counted. New Ensco proxy cards are supplied with this supplement which may be used to appoint a proxy to vote at the Ensco general meeting. Please complete, sign, date and return the new Ensco proxy card promptly. Although the Ensco shareholders who previously submitted proxies voted overwhelmingly in favor of the proposed transaction, Ensco is re-soliciting proxies in light of the increase in exchange ratio and the consequent increase in the number of Ensco ordinary shares to be issued by Ensco pursuant to the transaction.

         Votes of Rowan shareholders previously submitted in favor of (or against) the Rowan proposals contained on the applicable proxy cards in connection with the transaction will continue to be counted, unless such Rowan shareholders revoke their proxy or change their voting instructions. New Yellow and Blue voting cards are supplied with this supplement which may be used to appoint a proxy to vote at the Rowan Court meeting or Rowan general meeting. Rowan shareholders who have not submitted a proxy, or who wish to change their vote should complete, sign, date and return the new Yellow and Blue voting card promptly.

         On January 23, 2019, Ensco convened the Ensco general meeting and Rowan convened the Rowan shareholder meetings. The Ensco general meeting and Rowan shareholder meetings were adjourned without a vote.

         The places, dates and times that the adjourned Ensco general meeting and Rowan shareholder meetings are scheduled to reconvene are as follows:

Ensco General Meeting: February 21, 2019 4:00 p.m. (London Time) Slaughter and May, One Bunhill Row London EC1Y 8YY, United Kingdom	Rowan Court Meeting: February 21, 2019 4:00 p.m. (London Time) Sofitel London Heathrow Hotel, London Heathrow Airport London TW6 2GD, United Kingdom	Rowan General Meeting: February 21, 2019 4:15 p.m. (London Time) Sofitel London Heathrow Hotel, London Heathrow Airport London TW6 2GD, United Kingdom

         We continue to support this combination of our companies and join our boards in recommending that our shareholders vote in favor of the transaction. The Ensco Board encourages that Ensco shareholders vote "FOR" the issuance of Ensco ordinary shares pursuant to the transaction agreement and the other Ensco proposals described in the joint proxy statement (amended as set out in this supplement to the joint proxy statement), and the Rowan Board encourages that Rowan shareholders vote "FOR" the Scheme of Arrangement at the Rowan Court meeting and the other Rowan proposals at the Rowan general meeting described in the joint proxy statement. NOTE: Rowan shareholders wishing to vote should use both the Blue and Yellow proxy forms.

 YOUR VOTE IS IMPORTANT

         Whether or not you plan to attend the Ensco general meeting or the Rowan shareholder meetings, please submit a proxy or voting instruction card as soon as possible. For specific instructions on voting, please refer to the accompanying supplement and the joint proxy statement or the proxy card(s) included with the proxy voting materials.

NEW ENSCO PROXY APPOINTMENTS REQUIRED

         AS A RESULT OF THE INCREASE IN THE TRANSACTION EXCHANGE RATIO, AND THE CONSEQUENT INCREASE IN THE NUMBER OF ENSCO ORDINARY SHARES TO BE ISSUED BY ENSCO PURSUANT TO THE TRANSACTION, ENSCO IS AMENDING PROPOSALS 1 AND 3 SET FORTH ON PAGES 51 AND 56, RESPECTIVELY, OF THE JOINT PROXY STATEMENT TO BE VOTED ON AT THE ENSCO GENERAL MEETING. ENSCO SHAREHOLDERS WHO HAVE ALREADY SUBMITTED A PROXY SHOULD NOTE THAT YOUR VOTE FOR OR AGAINST THESE PROPOSALS (AND ALL OTHER PROPOSALS) ARE INVALID SO WILL NOT BE COUNTED. FOR YOUR VOTE TO COUNT YOU MUST: (I) MAKE A NEW PROXY APPOINTMENT BY FOLLOWING THE INSTRUCTIONS ON YOUR NEW VOTING CARD OR OTHERWISE PROVIDED BY YOUR BROKER, BANK OR OTHER NOMINEE FOR SUBMITTING A NEW PROXY; OR (II) ATTEND AND VOTE AT THE ENSCO GENERAL MEETING IN PERSON.

ROWAN PROXY APPOINTMENTS REMAIN VALID

         ROWAN SHAREHOLDERS WHO HAVE ALREADY SUBMITTED A PROXY SHOULD NOTE THAT YOUR VOTE FOR OR AGAINST THE PROPOSALS CONTAINED ON THE APPLICABLE PROXY CARDS WILL BE COUNTED ON THE PROPOSALS SET OUT IN THE JOINT PROXY STATEMENT AS AMENDED BY THIS SUPPLEMENT, UNLESS YOU REVOKE YOUR PROXY OR CHANGE YOUR VOTING INSTRUCTIONS. YOU THEREFORE DO NOT NEED TO TAKE ANY ACTION FOR YOUR VOTE TO BE COUNTED.

         ROWAN SHAREHOLDERS WHO HAVE NOT SUBMITTED A PROXY OR WHO WANT TO CHANGE THEIR VOTE SHOULD: (I) MAKE A PROXY APPOINTMENT BY FOLLOWING THE INSTRUCTIONS ON THE YELLOW AND BLUE VOTING CARDS OR OTHERWISE PROVIDED BY YOUR BROKER, BANK OR OTHER NOMINEE FOR SUBMITTING A PROXY; OR (II) ATTEND AND VOTE AT THE ROWAN COURT MEETING AND THE ROWAN GENERAL MEETING IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS,	BY ORDER OF THE BOARD OF DIRECTORS,

Michael T. McGuinty	Mark F. Mai
Senior Vice President, General Counsel and Secretary	Executive Vice President, General Counsel and Company Secretary
January 31, 2019	January 31, 2019

         None of the Securities and Exchange Commission (the "SEC"), any state securities regulatory authority or the UK Financial Conduct Authority (the "FCA") has approved or disapproved of the transaction or the securities to be issued in the transaction or has passed upon the adequacy or accuracy of the disclosure in the definitive joint proxy statement or in this supplement thereto. Any representation to the contrary is a criminal offense.

         For the avoidance of doubt, neither the definitive joint proxy statement that was previously sent to you or this supplement thereto is intended to be, or is, a prospectus for the purposes of the Prospectus Rules made under Part 6 of the UK Financial Services and Markets Act 2000 (as set out in the UK FCA's Handbook).

i

SUPPLEMENT TO THE DEFINITIVE JOINT PROXY STATEMENT

        The purpose of this supplement to the definitive joint proxy statement is to advise you that Ensco and Rowan have executed Amendment No. 1 to the transaction agreement that increases the exchange ratio in connection with the transaction from 2.215 to 2.750 new Ensco ordinary shares for each Rowan ordinary share that is subject to the terms of the Scheme of Arrangement.

        The following information supersedes and supplements any information in the definitive joint proxy statement relevant to the applicable topic. Any page references listed below are references to pages in the definitive joint proxy statement, not this supplement to the joint proxy statement. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the definitive joint proxy statement.

        Amendment No. 1, attached as Annex S-A hereto, and the opinion of Goldman Sachs & Co. LLC ("Goldman Sachs") dated as of January 28, 2019, attached as Annex S-B hereto, are each incorporated as annexes to the definitive joint proxy statement.

 UPDATE TO EXPECTED TIMETABLE OF PRINCIPAL EVENTS

        All times shown are London times unless otherwise stated. All dates and times are based on Ensco's and Rowan's current expectations and are subject to change. If any of the dates and/or times in this expected timetable change, Ensco and Rowan will publicly announce the changes.

Record time for Ensco general meeting	December 10, 2018
Notice record time for Rowan Court meeting and Rowan general meeting (the "Notice Record Time")	9:30 p.m. on January 29, 2019
Beneficial ownership record time for Rowan Court meeting and Rowan general meeting (the "Beneficial Ownership Record Time")	9:30 p.m. on December 10, 2018
Voting Record Time for Rowan Court meeting and Rowan general meeting	9:30 p.m. on February 19, 2019
Latest time for receipt of Forms of Proxy for Ensco general meeting	11:59 p.m. (New York time) on February 20, 2019(1)
Latest time for receipt of Forms of Proxy for Rowan Court meeting (blue form)	11:59 p.m. (New York time) on February 19, 2019
Latest time for receipt of Forms of Proxy for Rowan general meeting (yellow form)	11:59 p.m. (New York time) on February 19, 2019
Rowan Court meeting	4:00 p.m. on February 21, 2019
Rowan general meeting	4:15 p.m. on February 21, 2019(2)
Ensco general meeting	4:00 p.m. on February 21, 2019

(1)
11:59 p.m. (New York Time) on February 18, 2019 for employees holding Ensco ordinary shares in the Ensco Savings Plan.

(2)
To commence at 4:15 p.m. (London time) or as soon thereafter as the Rowan Court meeting shall have concluded or been adjourned.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This supplement to the definitive joint proxy statement and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as "anticipate," "contemplate," "believe," "intend," "plan," "projection," "forecast," "strategy," "position," "continue," "estimate," "expect," "could," "should," "might," "may," "will," or the negative of those terms or other variations of them or comparable terminology. In particular, forward-looking statements include statements, express or implied, concerning expected financial performance; expected impact of the transaction and any synergies or cost-savings associated therewith; dividends; expected utilization, day rates, revenues, revenue efficiency, operating expenses, contract terms, contract backlog, capital expenditures, insurance, financing and funding; the availability, delivery, mobilization, contract commencement or relocation or other movement of rigs and the timing thereof; future rig construction (including construction in progress and completion thereof), enhancement, upgrade or repair and timing and cost thereof, including startup and post-idle costs; the suitability of rigs for future contracts; remaining rig useful lives; the offshore drilling market, including supply and demand, customer drilling programs, stacking of rigs, effects of new rigs on the market and effects of declines in commodity prices; expected divestitures of assets; general market, business, industry and political conditions, trends and outlook; future operations; the impact of increasing regulatory complexity and changes in law and regulation; our program to high-grade the rig fleet by investing in new equipment and divesting selected assets and underutilized rigs; expense management; and the likely outcome of litigation, legal proceedings, investigations or insurance or other claims or contract disputes and the timing thereof. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine actual results are beyond the ability of Ensco or Rowan to control or predict. Specific factors which could cause actual results to differ from those in the forward-looking statements include:

  •
  the ability to complete the transaction;

  •
  failure, difficulties, and delays in meeting conditions required for closing set forth in the transaction agreement;

  •
  the ability to obtain requisite regulatory, court and shareholder approval and the satisfaction of the other conditions to the consummation of the transaction;

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  the potential impact of the announcement or consummation of the transaction on relationships, including with employees, suppliers, customers, competitors, lenders and credit rating agencies;

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  Ensco's ability to successfully integrate Rowan's operations and employees and to realize synergies and cost savings;

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  Ensco's and Rowan's ability to attract and retain skilled personnel on commercially reasonable terms, whether due to labor regulations, unionization or otherwise;

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  Ensco's and Rowan's ability to obtain financing, service indebtedness and pursue other business opportunities may be limited by debt levels, debt agreement restrictions and the credit ratings assigned to the debt by independent credit rating agencies;

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  the adequacy of sources of liquidity for Ensco and Rowan and their customers;

  •
  changes in worldwide rig supply and demand, competition or technology, including as a result of delivery of newbuild drilling rigs;

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  downtime and other risks associated with offshore rig operations, including rig or equipment failure, damage and other unplanned repairs, the limited availability of transport vessels, hazards, self-imposed drilling limitations and other delays due to severe storms and hurricanes and the limited availability or high cost of insurance coverage for certain offshore perils, such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris;

  •
  risks inherent to shipyard rig construction, repair, modification or upgrades, unexpected delays in equipment delivery, engineering, design or commissioning issues following delivery, or changes in the commencement, completion or service dates;

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  possible cancellation, suspension, renegotiation or termination (with or without cause) of drilling contracts as a result of general and industry-specific economic conditions, mechanical difficulties, performance or other reasons;

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  potential long-lived asset impairments;

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  changes in future levels of drilling activity and expenditures by Ensco's and Rowan's customers, whether as a result of global capital markets and liquidity, prices of and demand for oil and natural gas or otherwise, which may cause Ensco or Rowan to idle or stack additional rigs;

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  delays in contract commencement dates or the cancellation of drilling programs by operators;

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  the occurrence of cybersecurity incidents, attacks or other breaches to Ensco's and Rowan's information technology systems;

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  Ensco's and Rowan's ability to enter into, and the terms of, future drilling contracts, including contracts for the newbuild units, for rigs currently idled and for rigs whose contracts are expiring;

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  the outcome of litigation, legal proceedings, investigations or other claims or contract disputes, including any inability to collect receivables or resolve significant contractual or day rate disputes, any renegotiation, nullification, cancellation or breach of contracts with customers or other parties and any failure to execute definitive contracts following announcements of letters of intent or award;

  •
  environmental or other liabilities, risks, damages or losses, whether related to storms or hurricanes (including wreckage or debris removal), collisions, groundings, blowouts, fires, explosions, other accidents, terrorism or otherwise, for which insurance coverage and contractual indemnities may be insufficient, unenforceable or otherwise unavailable;

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  governmental action, terrorism, piracy, military action and political and economic uncertainties, including uncertainty or instability resulting from the U.K.'s planned withdrawal from the European Union, civil unrest, political demonstrations, mass strikes, or an escalation or additional outbreak of armed hostilities or other crises in oil or natural gas producing areas of the Middle East, North Africa, West Africa or other geographic areas, which may result in expropriation, nationalization, confiscation or deprivation of Ensco's or Rowan's assets or suspension and/or termination of contracts based on force majeure events;

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  governmental regulatory, legislative and permitting requirements affecting drilling operations, including limitations on drilling locations (such as the Gulf of Mexico during hurricane season);

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  new and future regulatory, legislative or permitting requirements, future lease sales, changes in laws, rules and regulations that have or may impose increased financial responsibility, additional oil spill abatement contingency plan capability requirements and other governmental actions that may result in claims of force majeure or otherwise adversely affect existing drilling contracts, operations or financial results;

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  tax matters, including Ensco's and Rowan's effective tax rates, tax positions, results of audits, changes in tax laws, treaties and regulations, tax assessments and liabilities for taxes;

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  adverse changes in foreign currency exchange rates, including their effect on the fair value measurement of our derivative instruments; and

  •
  those set forth or incorporated by reference in the section entitled "Risk Factors" in the definitive joint proxy statement.

        Unless expressly stated otherwise, forward-looking statements are based on the expectations and beliefs of the respective managements of Ensco and Rowan, based on information currently available, concerning future events affecting Ensco and Rowan. Although Ensco and Rowan believe that these forward-looking statements are based on reasonable assumptions, they are subject to uncertainties and factors related to Ensco's and Rowan's operations and business environments, all of which are difficult to predict and many of which are beyond Ensco's and Rowan's control. Any or all of the forward-looking statements in this supplement to the definitive joint proxy statement may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. The foregoing list of factors should not be construed to be exhaustive. Many factors mentioned in this supplement to the definitive joint proxy statement, including the risks outlined under the caption "Risk Factors" contained in the definitive joint proxy statement and Ensco's and Rowan's Exchange Act reports incorporated herein by reference, will be important in determining future results, and actual future results may vary materially. There is no assurance that the actions, events or results of the forward-looking statements will occur, or, if any of them do, when they will occur or what effect they will have on Ensco's and Rowan's results of operations, financial condition, cash flows or distributions. In view of these uncertainties, Ensco and Rowan caution that investors should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ensco and Rowan undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect new information or the occurrence of anticipated or unanticipated events or circumstances.

UPDATE TO QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND SHAREHOLDER MEETINGS

        The following questions and answers are intended to address briefly some common anticipated questions regarding the amended transaction agreement and this supplement to the definitive joint proxy statement. These questions and answers do not address all questions that may be important to the shareholders of Ensco and Rowan. Shareholders of Ensco and Rowan should refer to the more detailed information contained in the definitive joint proxy statement or elsewhere in this supplement to the definitive joint proxy statement, including the text of Amendment No. 1 attached hereto asAnnex S-A.

Q:
Why am I receiving this document?

A:
On January 28, 2019, Ensco and Rowan entered into Amendment No. 1. This supplement to the definitive joint proxy statement provides information regarding Amendment No. 1 and the impact that such amendment will have on the terms of the transaction, and updates the definitive joint proxy statement.

Q:
Do I still need to read the definitive joint proxy statement?

A:
Yes. This supplement to the definitive joint proxy statement is intended to supplement the definitive joint proxy statement by providing an update of certain information contained in the definitive joint proxy statement, particularly information that was included in the definitive joint proxy statement that has changed as a result of Amendment No. 1. However, this supplement does not contain all of the information that you need to know about the proposed transaction, and we urge you to read the definitive joint proxy statement in conjunction with this supplement, all of the Annexes and Appendices thereto and hereto, and the other documents to which we refer you.

Q:
Have the date and time of any of the meetings of shareholders or Court meeting changed?

A:
Yes. On January 23, 2019, each of Rowan and Ensco adjourned its shareholder meetings scheduled for that date. The Rowan Court meeting and Rowan general meeting have been adjourned to February 21, 2019 at 4:00 p.m. (London time) and 4:15 p.m. (London time), respectively, at Sofitel London Heathrow Hotel, London Heathrow Airport, London TW6 2GD, United Kingdom. Each beneficial owner of Rowan ordinary shares of record as of the close of business on December 10, 2018 (the "Rowan record date") will be entitled to direct his or her broker, bank, trust or other nominee how to vote such Rowan ordinary shares on all resolutions to be put to the Rowan Court meeting and the Rowan general meeting. All Rowan shareholders of record as of 9:30 p.m. (London time) on February 19, 2019 (the "Voting Record Time") are entitled to attend, speak and vote at the Rowan Court meeting and Rowan general meeting.

  The Ensco general meeting has been adjourned to February 21, 2019 at the offices of Slaughter and May, One Bunhill Row, London EC1Y 8YY, United Kingdom, at 4:00 p.m. (London time). All Ensco shareholders of record as of the close of business on December 10, 2018 (the "Ensco record date") are entitled to receive notice of, attend and vote at the Ensco general meeting.

Q:
Has the record date for the Ensco general meeting, the Rowan general meeting or the Rowan Court meeting changed?

A:
The Voting Record Time for the Rowan Court meeting has changed to 9:30 p.m. (London time) (4:30 p.m. New York time) on February 19, 2019. There has been no change to the record date or time for the Ensco general meeting, Rowan general meeting or the beneficial ownership record time for the Rowan Court meeting.

Q:
What terms of the transaction changed in Amendment No. 1?

A:
Under the terms of Amendment No. 1, Rowan shareholders will receive 2.750 Ensco ordinary shares for each Rowan ordinary share subject to the Scheme of Arrangement (instead of 2.215 Ensco ordinary shares for each Rowan ordinary share under the terms of the original transaction agreement). Following the completion of the transaction, it is anticipated that persons who were shareholders of Ensco and Rowan immediately prior to the transaction closing will own approximately 55% and 45% of the combined company, respectively.

Q:
What should I do if I already voted using the Ensco proxy card you sent me earlier or online?

A:
First, carefully read this supplement, including Annex S-A, and the definitive joint proxy statement. It is necessary that you submit a new proxy with new voting instructions as to how your Ensco ordinary shares should be voted at the Ensco general meeting before the applicable deadline set forth below. Any previously submitted Ensco proxy card or online proxy appointment is invalid, so please use the new proxy card or make a new proxy appointment online to make sure that your vote is counted.

Q:
Does my prior vote count? How can I change or revoke my vote?

A:
Ensco shareholders

  Any previously submitted proxy with voting instructions with respect to your Ensco ordinary shares is invalid, so please use the new Ensco proxy card or make a new proxy appointment online to make sure your vote in favor of, or against, the proposals is counted.

  You may submit a new proxy with voting instructions as to how your Ensco ordinary shares should be voted at the Ensco general meeting at any time before the applicable deadline set forth below prior to the reconvening of the adjourned Ensco general meeting. If you hold your Ensco ordinary shares through a broker, bank or other nominee, you should contact your broker, bank or other nominee for instructions on how to revoke your proxy and/or change your voting instructions.

  If you are an Ensco shareholder of record, you may revoke your new proxy and/or change your voting instructions at any time before 11:59 p.m., New York time, on February 20, 2019 (or before 11:59 p.m., New York time, on February 18, 2019 for employees holding Ensco ordinary shares in the Ensco Savings Plan) or, if you attend the Ensco general meeting in person, before the polls close at the reconvened Ensco general meeting, by: (1) sending a written notice to the Secretary of Ensco at the address set forth in this supplement to the definitive joint proxy statement, in time to be received before the reconvened Ensco general meeting, stating that you would like to revoke your proxy; (2) completing, signing and dating another proxy card and returning it by mail in time to be received before the reconvened Ensco general meeting, or by submitting a later dated proxy by the internet in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or (3) attending the Ensco general meeting and voting in person (simply attending the Ensco general meeting without voting will not revoke your proxy or change your vote). Written notices of revocation and other communications about revoking your proxy should be mailed to Ensco plc, 6 Chesterfield Gardens, London, W1J 5BQ, United Kingdom, Attention: Company Secretary.

  If you submit one or more new proxies with voting instructions as to how the same Ensco ordinary share or shares should be voted at the Ensco general meeting and you submit another proxy in respect of the same share or shares, the one which is last validly delivered or received before the applicable deadline set forth below prior to the reconvening of the adjourned Ensco general meeting shall be treated as replacing and revoking the other or others as regards that share or shares. If Ensco is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of such Ensco ordinary share or shares.

A:
Rowan shareholders

  If you have already submitted your proxy with voting instructions to vote your Rowan ordinary shares in favor of, or against, the proposals contained on the applicable proxy card, you do not need to take any action for your vote to be counted on the proposals set out in the definitive joint proxy statement as amended by this supplement, unless you wish to revoke your proxy or change your voting instructions. If you have already submitted a valid proxy vote for your Rowan ordinary shares, your vote will therefore automatically be counted on the proposals set out in the definitive joint proxy statement as amended by this supplement unless you revoke your proxy or change your voting instructions. If you have already submitted your proxy for your Rowan ordinary shares and wish to revoke your proxy or change your voting instructions, you may do so at any time before the applicable deadline set forth below prior to the reconvening of the adjourned Rowan Court meeting or Rowan general meeting, as applicable, or in person at the Rowan Court meeting or Rowan general meeting, as applicable.

  If you have already submitted one or more proxies with voting instructions as to how the same Rowan ordinary share or shares should be voted at the Rowan Court meeting or Rowan general meeting, as applicable, and you submit another proxy in respect of the same share or shares, the one which is last validly delivered or received before the applicable deadline set forth below prior to the reconvening of the adjourned Rowan Court meeting or Rowan general meeting, as applicable, shall be treated as replacing and revoking the other or others as regards that share or shares. If Rowan is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of such Rowan ordinary share or shares, as applicable.

  If you have not already submitted a proxy with voting instructions as to how your Rowan ordinary shares should be voted at the Rowan Court meeting or Rowan general meeting, as applicable, you may do so at any time before the applicable deadline set forth below prior to the reconvening of the adjourned Rowan Court meeting or Rowan general meeting, as applicable. If you hold your Rowan ordinary shares through a broker, bank or other nominee, you should contact your broker, bank or other nominee for instructions on how to revoke your proxy and/or change your voting instructions.

  If you are a Rowan shareholder of record, you may revoke your proxy and/or change your voting instructions, or if you have not yet submitted a proxy you may do so, at any time before 11:59 p.m., New York time, on February 19, 2019 or, if you attend the Rowan Court meeting or Rowan general meeting in person, before the polls close at the reconvened Rowan Court meeting or Rowan general meeting, as applicable, by: (1) sending a written notice to the Secretary of Rowan at the address set forth in this supplement to the definitive joint proxy statement, in time to be received before the reconvened Rowan Court meeting or Rowan general meeting, as applicable, stating that you would like to revoke your proxy; (2) completing, signing and dating another proxy card and returning it by mail in time to be received before the reconvened Rowan Court meeting or Rowan general meeting, as applicable, or by submitting a later dated proxy by the Internet in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or (3) attending the Rowan Court meeting or Rowan general meeting, as applicable and voting in person (simply attending the Rowan Court meeting or Rowan general meeting without voting will not revoke your proxy or change your vote). Written notice of revocation for Rowan shareholders of record should be mailed to Rowan Companies plc, 2800 Post Oak Boulevard, Suite 5450 Houston, Texas 77056, Attention: Company Secretary.

  Additional proxy cards can be obtained from Ensco's proxy solicitor, D.F. King & Co., Inc., or Rowan's proxy solicitor, MacKenzie Partners, Inc., as applicable, using the contact details provided immediately below.

Q:
Who can answer my questions?

A:

If you are an Ensco shareholder:	If you are a Rowan shareholder:
D.F. King & Co., Inc.	MacKenzie Partners, Inc.
Shareholders Call Toll-Free at: (800) 461-9313	1407 Broadway, 27th Floor New York, New York 10018 (212) 929-5500
Banks and Brokers Call Collect at: (212) 269-5550	or Call Toll-Free (800)322-2885
Email:Ensco@dfking.com	Email: proxy@mackenziepartners.com

  No other methods of communication will be accepted. You may not use any electronic address provided in this supplement to the definitive joint proxy statement or any related documents to communicate with Ensco or Rowan for any purposes other than those expressly stated.

 UPDATE TO THE ENSCO GENERAL MEETING

Date, Time and Place of the Ensco General Meeting

        On January 23, 2019, Ensco convened the general meeting of Ensco shareholders at the offices of Slaughter and May, One Bunhill Row, London EC1Y 8YY, United Kingdom, at 4:00 p.m. (London time). The general meeting was adjourned without a vote. The Ensco general meeting will be reconvened at the offices of Slaughter and May, One Bunhill Row, London EC1Y 8YY, United Kingdom, at 4:00 p.m. (London time) on February 21, 2019.

Who Can Vote at the Ensco General Meeting

        Ensco shareholders who owned ordinary shares at the close of business on December 10, 2018, the Ensco record date, are qualified to receive notice of, attend and vote at the Ensco general meeting or, subject to the Ensco articles of association, any adjournments or postponements thereof. For a period of 10 days prior to the Ensco general meeting, a list of all shareholders of record entitled to vote at the Ensco general meeting will be on file at Ensco's principal executive offices, 6 Chesterfield Gardens, London, W1J 5BQ, United Kingdom, and will be available for inspection at the Ensco general meeting for any purpose relevant to the Ensco general meeting. Changes to entries on the register after the record date will be disregarded in determining the rights of any person to attend or vote at the Ensco general meeting.

        On the Ensco record date, there were 437,239,125 Ensco ordinary shares outstanding and entitled to vote at the Ensco general meeting. As of the Ensco record date, directors and executive officers of Ensco and its affiliates, had the right to vote approximately 3,263,369 Ensco ordinary shares, or 0.75% of the outstanding Ensco ordinary shares on that date.

        Each Ensco ordinary share is entitled to one vote on each matter to be voted on at the Ensco general meeting.

Appointing a Proxy or Proxies

        If you are a "shareholder of record" of Ensco ordinary shares, you may vote your shares in person at the Ensco general meeting (any resolution put to vote at a general meeting shall be decided on a poll) or, in accordance with provisions in the Companies Act 2006 and in accordance with Ensco's articles of association, you are entitled to appoint another person as your proxy to exercise all or any of your rights to attend, speak and vote at the Ensco general meeting and to appoint more than one proxy in relation to the Ensco general meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by you). Such proxy need not be a shareholder of record.

New Proxies are Required

        It is necessary that you submit a new proxy with new voting instructions as to how your Ensco ordinary shares should be voted at the Ensco general meeting before the applicable deadline set forth below. Any previous proxy appointment is invalid, so please submit a new proxy to make sure that your vote is counted.

        You may submit a new proxy with voting instructions as to how your Ensco ordinary shares should be voted at the Ensco general meeting at any time before the applicable deadline set forth below prior to the reconvening of the adjourned Ensco general meeting. If you hold your Ensco ordinary shares through a broker, bank or other nominee, you should contact your broker, bank or other nominee for instructions on how to revoke your proxy and/or change your voting instructions.

Revoking a Proxy

        If you are an Ensco shareholder of record, you may revoke your new proxy and/or change your voting instructions at any time before 11:59 p.m., New York time, on February 20, 2019 (or before 11:59 p.m., New York time, on February 18, 2019 for employees holding Ensco ordinary shares in the Ensco Savings Plan) or, if you attend the Ensco general meeting in person, before the polls close at the reconvened Ensco general meeting, by: (1) sending a written notice to the Secretary of Ensco at the address set forth in this supplement to the definitive joint proxy statement, in time to be received before the reconvened Ensco general meeting, stating that you would like to revoke your proxy; (2) completing, signing and dating another proxy card and returning it by mail in time to be received before the reconvened Ensco general meeting, or by submitting a later dated proxy by the internet in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or (3) attending the Ensco general meeting and voting in person (simply attending the Ensco general meeting without voting will not revoke your proxy or change your vote). Written notices of revocation and other communications about revoking your proxy should be addressed to:

Ensco plc
6 Chesterfield Gardens, London, W1J 5BQ, United Kingdom
Attention: Company Secretary

        Additional proxy cards can be obtained from Ensco's proxy solicitor, D.F. King & Co., Inc., using the contact details provided on page 53 of this supplement.

        If you submit one or more new proxies with voting instructions as to how the same Ensco ordinary share or shares should be voted at the Ensco general meeting and you submit another proxy in respect of the same share or shares, the one which is last validly delivered or received before the applicable deadline set forth below prior to the reconvening of the adjourned Ensco general meeting shall be treated as replacing and revoking the other or others as regards that share or shares. If Ensco is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of such Ensco ordinary share or shares.

Ensco Proposals at the Ensco General Meeting

Ensco Proposal 1—Transaction Consideration Proposal

As a result of the increase in the number of Ensco ordinary shares issuable in the transaction, Ensco is amending proposal 1 set forth on page 51 of the definitive joint proxy statement to be voted on at the Ensco general meeting as set out below. Proposal 1 is proposed as an ordinary resolution and is amendable in accordance with Ensco's articles of association.

        Ensco is requesting its shareholders adopt the following resolution, which is an ordinary resolution:

          "THAT, subject to the rules and listing standards of the New York Stock Exchange and to applicable rules and regulations of the U.S. Securities and Exchange Commission, pursuant to section 551 of the Companies Act 2006, and in addition to any subsisting authority conferred upon the Board of Directors of Ensco under that section, the Board of Directors of Ensco be and are hereby authorised unconditionally to allot and issue shares in the company as contemplated by the transaction agreement (as amended on January 28, 2019), and to grant rights to subscribe for or convert any security into shares in the company, up to an aggregate nominal amount of $38,004,605, and so that the board may impose any limits or restrictions and make any arrangements which it considers necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter, such authority to apply until August 31, 2020, provided that, during this period, the company may make offers and enter into agreements which would, or might, require shares to be allotted or rights to subscribe for or convert securities into shares to be granted after the authority ends and the board may allot shares or grant rights to subscribe for or convert securities into shares under any such offer or agreement as if the authority had not ended."

Ensco Proposal 2—Reverse Stock Split Proposal

Ensco is not amending proposal 2 set forth on page 53 of the definitive joint proxy statement. It will be put to the Ensco general meeting in the form set forth in the definitive joint proxy statement, as set out below.

        Ensco is requesting its shareholders adopt the following resolution, which is an ordinary resolution:

          "THAT, subject to and conditional upon Proposal 1 being passed and the new Ensco ordinary shares of $0.10 each representing the transaction consideration being allotted and issued in connection with the transaction (each such new Ensco ordinary share being a "Consideration Share"), the board be and is hereby generally and unconditionally authorised to exercise all powers of the company to effect a consolidation of its share capital whereby every four existing Ensco ordinary shares, nominal value $0.10, in issue and outstanding immediately following completion of the transaction and the allotment and issue of the Consideration Shares (or such other time and date as the Directors may determine) shall be consolidated into one Ensco ordinary share, nominal value $0.40 (each a "Consolidated Ensco Share"), provided that no fractions of Consolidated Ensco Shares shall be issued and, where the consolidation results in any Ensco shareholder becoming entitled to a fraction of a Consolidated Ensco Share, such fraction shall, so far as possible, be aggregated with the fractions of Consolidated Ensco Shares to which other Ensco shareholders may be entitled and the Directors be and are hereby authorised to sell (or appoint any other person to sell to any person), on behalf of the relevant Ensco shareholders, all the Consolidated Ensco Shares representing such fractions, and to pay the net proceeds of sale (after the deduction of the expenses of the sale (including any tax and amounts in respect of value added tax payable thereon), without interest and subject to any required tax withholding) in due proportion to the relevant Ensco shareholders entitled thereto, provided that: (i) any fraction of a cent that would otherwise be payable shall be rounded up or down in accordance with the practice of the registrar of the company; (ii) where the net proceeds of sale attributable both to (a) any fraction of a Consideration Share to which an Ensco shareholder who held Rowan ordinary shares immediately prior to the effective time of the scheme of arrangement (each a "Former Rowan Shareholder") would otherwise have been entitled in consideration for their Rowan ordinary shares in accordance with the terms of the scheme of arrangement and (b) any fraction of a Consolidated Ensco Share to which such Former Rowan Shareholder would otherwise have been entitled in connection with the consolidation, would entitle that Former Rowan Shareholder to an aggregate amount which is less than $5.00 (after the deduction of the expenses of the sale (including any tax and amounts in respect of value added tax payable thereon)), that amount shall not be paid to such Former Rowan Shareholder and shall instead be retained by Ensco for its benefit; and (iii) where the net proceeds of sale attributable to any fraction of a Consolidated Ensco Share to which any holder of Ensco ordinary shares (excluding Former Rowan Shareholders) would otherwise have been entitled is less than an aggregate amount equal to $5.00 (after the deduction of the expenses of the sale (including any tax and amounts in respect of value added tax payable thereon), then that amount shall not be paid to such holder but shall instead be retained by Ensco for its benefit (and for the purposes of implementing the provisions of this resolution, any Director (or any person appointed by the Directors) shall be and is hereby authorised to execute one or more instrument(s) of transfer in respect of such Consolidated Ensco Shares on behalf of the relevant Ensco shareholder(s) and to do all such acts and things as the Directors may consider necessary or desirable to effect the transfer of such Consolidated Ensco Shares to, or in accordance with the directions of, any buyer of any such Ensco Consolidated Shares)."

Ensco Proposal 3—General Allotment Authority Proposal

As a result of the increase in the number of Ensco ordinary shares issuable in the transaction, Ensco is amending proposal 3 set forth on page 56 of the definitive joint proxy statement to be voted on at the Ensco general meeting as set out below. Proposal 3 is proposed as an ordinary resolution and is amendable in accordance with Ensco's articles of association.

        Ensco is requesting its shareholders adopt the following resolution, which is an ordinary resolution:

          "THAT, subject to and conditional on Proposal 1 being passed and the ordinary shares representing the transaction consideration being allotted and issued in connection with the transaction, the board be generally and unconditionally authorized, in addition to all subsisting authorities, to allot shares in the company and to grant rights to subscribe for or convert any security into shares in the company:

    (A)
    up to a nominal amount of $27,215,580 (such amount to be reduced by any allotments or grants made under paragraph (B) below in excess of such sum); and

    (B)
    comprising equity securities (as defined in the Companies Act 2006) up to a nominal amount of $54,431,160 (such amount to be reduced by any allotments or grants made under paragraph (A) above) in connection with an offer by way of a rights issue or other similar issue:

    1.
    to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

    2.
    to holders of other equity securities as required by the rights of those securities or as the board otherwise considers necessary, and so that the board may impose any limits or restrictions and make any arrangements which it considers necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter, such authority to apply until the conclusion of the next annual general meeting of shareholders following completion of the transaction (or, if earlier, at the close of business on May 20, 2020), but, in each case, during this period the company may make offers and enter into agreements which would, or might, require shares to be allotted or rights to subscribe for or convert securities into shares to be granted after the authority ends and the board may allot shares or grant rights to subscribe for or convert securities into shares under any such offer or agreement as if the authority had not ended."

Ensco Proposal 4—Ensco Transaction-Related Compensation Proposal

Ensco is not amending proposal 4 set forth on page 58 of the definitive joint proxy statement. It will be put to the Ensco general meeting in the form set forth in the definitive joint proxy statement, as set out below.

        Ensco is requesting its shareholders adopt the following resolution, which is an ordinary resolution:

          "THAT, the compensation that may be paid or become payable to Ensco's named executive officers in connection with the transaction, as well as the specified compensatory arrangements between Ensco and its named executive officers, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of the proxy statement entitled "Quantification of Potential Payments to Named Executive Officers in Connection with the Transaction," including the associated narrative discussion, are hereby APPROVED on an advisory (non-binding) basis."

Ensco Proposal 5—General Disapplication of Pre-Emptive Rights Proposal

Notwithstanding the increase in the number of Ensco ordinary shares issuable in the transaction, Ensco is not amending proposal 5 set forth on page 61 of the definitive joint proxy statement. Proposal 5, which was proposed as a special resolution, is not amendable in the circumstances and will be put to the Ensco general meeting in the form set forth in the definitive joint proxy statement, as set out below.

        Ensco is requesting its shareholders adopt the following resolution, which is a special resolution:

          "THAT, subject to and conditional on Proposals 1 and 3 being passed and the ordinary shares representing the transaction consideration being allotted and issued in connection with the transaction, the board shall be given power, in addition to all subsisting powers, to allot equity securities (as defined in the Companies Act 2006) for cash under the authority given by Proposal 3 and/or to sell ordinary shares held by the company as treasury shares for cash as if Section 561 of Companies Act did not apply to any such allotment or sale, such power to be limited:

    (A)
    to the allotment of equity securities and sale of treasury shares in connection with an offer of, or invitation to apply for, equity securities (but in the case of the authority granted under paragraph (B) of proposal 3, by way of a rights issue or other similar issue only):

    1.
    to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

    2.
    to holders of other equity securities, as required by the rights of those securities, or as the board otherwise considers necessary,

      and so that the board may impose any limits or restrictions and make any arrangements which it considers necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter; and

    (B)
    in the case of the authority granted under paragraph (A) of Proposal 3 and/or in the case of any sale of treasury shares, to the allotment of equity securities or sale of treasury shares (otherwise than under paragraph (A) above) up to a nominal amount of $3,716,687, such power to apply until the conclusion of the next annual general meeting of shareholders following completion of the transaction (or, if earlier, at the close of business on April 22, 2020); however, in each case, during this period the company may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the power ends and the board may allot equity securities (and sell treasury shares) under any such offer or agreement as if the power had not ended."

Ensco Proposal 6—Specified Disapplication of Pre-Emptive Rights Proposal

Notwithstanding the increase in the number of Ensco ordinary shares issuable in the transaction, Ensco is not amending proposal 6 set forth on page 62 of the definitive joint proxy statement. Proposal 6, which was proposed as a special resolution, is not amendable in the circumstances and will be put to the Ensco general meeting in the form set forth in the definitive joint proxy statement, as set out below.

        Ensco is requesting its shareholders adopt the following resolution, which is a special resolution:

          "THAT, subject to and conditional on Proposals 1 and 3 being passed and the ordinary shares representing the transaction consideration being allotted and issued in connection with the transaction, the board shall be given power, in addition to all subsisting powers and in addition to any power granted under Proposal 5 to allot equity securities (as defined in the Companies Act 2006) for cash under the authority given pursuant to paragraph (A) of Proposal 3 and/or to sell ordinary shares held by the company as treasury shares for cash as if Section 561 of the Companies Act 2006 did not apply to any such allotment or sale, such power to be:

    (A)
    limited to the allotment of equity securities and/or sale of treasury shares up to a nominal amount of $3,716,687; and

    (B)
    used only for the purposes of financing (or refinancing, if the power is to be used within six months after the relevant transaction) a transaction which the board determines to be an acquisition or other capital investment, such power to apply until the conclusion of the next annual general meeting of shareholders following completion of the transaction (or, if earlier, at the close of business on April 22, 2020); however, in each case, during this period the company may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the power ends and the board may allot equity securities (and sell treasury shares) under any such offer or agreement as if the power had not ended."

UPDATE TO ROWAN SCHEME PROPOSAL AND THE ROWAN COURT MEETING AND THE ROWAN GENERAL MEETING

Update to Date, Time and Place of the Rowan Court Meeting

        On January 23, 2019, Rowan convened the Rowan Court meeting at the Sofitel London Heathrow Hotel, London Heathrow Airport, London TW6 2GD, United Kingdom at 4:00 p.m. (London time). The Rowan Court meeting was adjourned without a vote. The Rowan Court meeting will be reconvened at the Sofitel London Heathrow Hotel, London Heathrow Airport, London TW6 2GD, United Kingdom, at 4:00 p.m. (London time) on February 21, 2019.

Update to Date, Time and Place of the Rowan General Meeting

        On January 23, 2019, Rowan convened the Rowan general meeting at the Sofitel London Heathrow Hotel, London Heathrow Airport, London TW6 2GD, United Kingdom at 4:35 p.m. (London time). The Rowan general meeting was adjourned without a vote. The Rowan general meeting will be reconvened at the Sofitel London Heathrow Hotel, London Heathrow Airport, London TW6 2GD, United Kingdom, at 4:15 p.m. (London time) on February 21, 2019.

Update to Entitlement to Vote at the Rowan Shareholder Meetings

        Each Rowan shareholder who is entered in Rowan's register of members at the Notice Record Time will be entitled to receive notice of the Rowan Court meeting and the Rowan general meeting. Each Rowan shareholder who is entered in Rowan's register of members at the Voting Record Time (expected to be 9:30 p.m. (London time) (4:30 p.m. New York time) on February 19, 2019) will be entitled to attend and vote on all resolutions to be put to the Rowan Court meeting and the Rowan general meeting. Each beneficial owner of Rowan ordinary shares (i.e., holds its Rowan ordinary shares in "street name") as of the Beneficial Ownership Record Time will be entitled to direct his or her broker, bank, trust or other nominee how to vote such Rowan ordinary shares on all resolutions to be put to the Rowan Court meeting and the Rowan general meeting. If either meeting is further adjourned, only those Rowan shareholders on the register of members at 9:30 p.m. (London time) which is two days (excluding non-working days) before the adjourned meeting will be entitled to attend and vote. If you are a "street name" holder of Rowan ordinary shares and wish to attend the Rowan Court meeting and/or the Rowan general meeting, you will need to bring evidence of your share ownership in the form of a currently dated letter from your broker, bank, trust or other nominee and proof of your identity. On verification of such evidence, you will be admitted to the Rowan Court meeting and/or the Rowan general meeting, but may not vote at the Rowan Court meeting and/or Rowan general meeting unless you are a shareholder of record or hold a valid proxy from a shareholder of record.

Update to Proxies

        If you have already submitted your proxy with voting instructions to vote your Rowan ordinary shares in favor of, or against, the proposals contained on the applicable proxy card, you do not need to take any action for your vote to be counted on the proposals set out in the definitive joint proxy statement as amended by this supplement, unless you wish to revoke your proxy or change your voting instructions. If you have already submitted a valid proxy vote, your vote will therefore automatically be counted on the proposals set out in the definitive joint proxy statement as amended by this supplement unless you revoke your proxy or change your voting instructions. If you have already submitted your proxy and wish to revoke your proxy or change your voting instructions, you may do so at any time before the deadline set forth below prior to the reconvening of the adjourned Rowan Court meeting or Rowan general meeting, as applicable, or in person at the Rowan Court meeting or Rowan general meeting, as applicable.

        If you have already submitted one or more proxies with voting instructions as to how the same Rowan ordinary share or shares should be voted at the Rowan Court meeting or Rowan general meeting, as applicable, and you submit another proxy in respect of the same share or shares, the one which is last validly delivered or received before the applicable deadline set forth below prior to the reconvening of the adjourned Rowan Court meeting or Rowan general meeting, as applicable, shall be treated as replacing and revoking the other or others as regards that share or shares. If Rowan is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of such Rowan ordinary share or shares.

        If you have not already submitted a proxy with voting instructions as to how your Rowan ordinary shares should be voted at the Rowan Court meeting or Rowan general meeting, as applicable, you may do so at any time before the applicable deadline set forth below prior to the reconvening of the adjourned Rowan Court meeting or Rowan general meeting, as applicable. If you hold your Rowan ordinary shares through a broker, bank or other nominee, you should contact your broker, bank or other nominee for instructions on how to revoke your proxy and/or change your voting instructions.

        If you are a Rowan shareholder of record, you may revoke your proxy and/or change your voting instructions, or if you have not yet submitted a proxy you may do so, at any time before 11:59 p.m., New York time, on February 19, 2019 or, if you attend the Rowan Court meeting or Rowan general meeting, as applicable, in person, before the polls close at the reconvened Rowan Court meeting or Rowan general meeting, by: (1) sending a written notice to the Secretary of Rowan at the address set forth in this supplement to the definitive joint proxy statement, in time to be received before the reconvened Rowan Court meeting or Rowan general meeting, as applicable, stating that you would like to revoke your proxy; (2) completing, signing and dating another proxy card and returning it by mail in time to be received before the reconvened Rowan Court meeting or Rowan general meeting, as applicable, or by submitting a later dated proxy by the internet in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or (3) attending the Rowan Court meeting or Rowan general meeting, as applicable, and voting in person (simply attending the Rowan Court meeting or Rowan general meeting without voting will not revoke your proxy or change your vote). Written notices of revocation and other communications about revoking your proxy should be addressed to:

Rowan Companies plc
2800 Post Oak Boulevard, Suite 5450 Houston, Texas 77056
Attention: Company Secretary

        Additional proxy cards can be obtained from Rowan's proxy solicitor, MacKenzie Partners, Inc., using the contact details provided on page 53 of this supplement.

 UPDATE TO ROWAN SCHEME AND ARTICLES AMENDMENT PROPOSAL

        The section of the definitive joint proxy statement titled "Rowan Scheme and Articles Amendment Proposal" is amended by changing the exchange ratio referred to in Article 148.3 of the Scheme of Arrangement on page 68 of the definitive joint proxy statement from 2.215 to 2.750.

UPDATE TO ROWAN TRANSACTION-RELATED COMPENSATION PROPOSAL

        Although the information in the section of the definitive joint proxy statement titled "Update to Quantification of Potential Payments and Benefits to Rowan's Named Executive Officers in Connection with the Transaction" has been updated pursuant to this document, this supplement to the definitive joint proxy statement does not amend the Rowan Transaction-Related Compensation Proposal.

 UPDATE TO THE TRANSACTION

Update to Background of the Transaction

        The section titled "Background of the Transaction" beginning on page 73 of the definitive joint proxy statement describes the background of the transaction up to and including October 8, 2018, the date of announcement of the transaction. As described in the definitive joint proxy statement, the terms of the transaction agreement are the result of arms'-length negotiations between representatives of Rowan and Ensco over an extended period of time. The discussion below supplements that description up to and including the date of announcement of Amendment No. 1.

        Since October 8, 2018, members of the executive management teams of Ensco and Rowan and their respective proxy solicitors have engaged in numerous discussions with various shareholders of Ensco and Rowan regarding the terms of the transaction and the expected benefits of the transaction. During this time, there was substantial volatility in the public stock markets, and the spot Brent Crude oil price declined from $86.29 per barrel on October 3, 2018, to $50.47 per barrel on December 24, 2018, a decrease of approximately 42% in less than three months. Representatives of Rowan periodically updated representatives of Ensco on the status of Rowan's discussions with its shareholders.

        On November 7, 2018, Canyon Partners LLC ("Canyon") filed a Schedule 13D stating, among other things, its belief that the transaction does not attribute adequate value to Rowan and its intent to engage with Rowan management to discuss the transaction.

        On November 30, 2018, Dr. Burke and Mr. Butz met with representatives of a large shareholder of Rowan ("Rowan Shareholder A"). The parties discussed the proposed transaction. The representatives of Rowan Shareholder A stated that they would likely not support the proposed transaction under the current terms.

        On December 6, 2018, the Rowan Board received a letter (the "shareholder letter") from a Rowan shareholder ("Rowan Shareholder B") with whom management had met previously to discuss the merits of the transaction. The shareholder letter stated, among other things, the shareholder's belief that the transaction undervalues Rowan and that a zero-premium transaction is not appropriate. The shareholder letter restated a transaction proposal that, as described in the definitive joint proxy statement, had previously been considered by the Rowan Board. The Rowan Board had previously determined that the transaction with Ensco is more compelling for the long-term success of Rowan than Rowan Shareholder B's proposal. That same day, Kirkland provided a copy of the shareholder letter to Ensco and Gibson Dunn.

        On December 13, 2018, the Rowan Board convened via teleconference for, among other matters, an update on the transaction, the changing market conditions and shareholder input.

        On December 14, 2018, Dr. Burke and Mr. Butz met with a representative of Rowan Shareholder A. The parties discussed the proposed transaction. The representative of Rowan Shareholder A stated that they would not support the proposed transaction under the current terms.

        On December 19, 2018, Dr. Burke met with representatives of Odey Asset Management LLP ("Odey"), a shareholder of Ensco and a holder of 10.9 million Rowan ordinary shares as of the Beneficial Ownership Record Time. The parties discussed the merits of the transaction.

        On December 21, 2018, Dr. Trowell contacted Dr. Burke to provide an update on Ensco's discussions with Odey, who is also a shareholder of Ensco.

        On December 27, 2018, Dr. Trowell and Dr. Burke had a call to discuss the status of the transaction. Dr. Burke informed Dr. Trowell of concerns raised by certain Rowan shareholders relating to the exchange ratio as a result of the significant drop in commodity prices and change in market sentiment. Dr. Trowell stated that Ensco planned to discuss the status of the transaction at a board meeting on January 11, 2019.

        On December 28, 2018, the Rowan Board held a telephonic meeting during which the Rowan Board discussed the transaction including, among other matters, the transaction, executive management's discussions with Rowan shareholders, changes in commodity prices, and preparations regarding Rowan's upcoming meeting with Institutional Shareholder Services ("ISS").

        On December 30, 2018, Messrs. Albrecht and Rowsey held a telephonic meeting and Mr. Albrecht conveyed to Mr. Rowsey certain recent developments, including ISS' impending review of the transaction. Mr. Albrecht also discussed with Mr. Rowsey the details of certain meetings between representatives of Rowan executive management and certain debt and equity holders of Rowan and the timing of upcoming Rowan Board meetings and Rowan's meeting with ISS.

        On January 3, 2019, certain members of the Rowan Board, executive management team and advisors to Rowan met with representatives of ISS to discuss the transaction. The parties in attendance referenced the investor presentation Rowan filed on Schedule 14A on January 3, 2019.

        On January 7, 2019, Canyon Capital Advisors LLC, an affiliate of Canyon and holder of approximately 6.3% of the Rowan ordinary shares, issued a press release stating that it sent a letter to the Rowan Board expressing Canyon's intent to vote against the transaction and outlining its reasons for opposing the transaction. The Canyon press release was accompanied by a copy of the letter addressed to the Rowan Board. The letter criticized the strategic process leading to the transaction and the Rowan Board's oversight of the process.

        On January 10, 2019, Dr. Burke and Mr. Butz met with representatives of Odey to continue their discussion regarding the merits of the transaction.

        On January 11, 2019, the Ensco Board held a meeting to discuss the status of the transaction. Members of Ensco executive management and Morgan Stanley were also present. Morgan Stanley discussed with the Ensco Board the market premiums represented by various exchange ratios, as well as the change in the exchange ratio for the transaction based on the trading price for Ensco and Rowan shares over the last five years. Ensco's executive management team discussed with the Ensco Board certain transaction considerations, including market reaction, the continuing strategic rationale for the transaction and various options for increasing the likelihood of obtaining shareholder approval for the transaction.

        Also on January 11, 2019, Mr. Albrecht, Ms. Suzanne Nimocks, an independent director of the Rowan Board, Dr. Burke and Mr. Butz met representatives of Rowan Shareholder A to discuss the proposed transaction. The representatives of Rowan Shareholder A reiterated that they would not support the transaction under the current terms.

        Later in the day on January 11, 2019, ISS issued a report recommending that Rowan shareholders vote against the transaction. Among other things, ISS noted that the industrial logic of the transaction is sound. Nonetheless, ISS ultimately determined to recommend against the transaction at the 2.215 exchange ratio. That same day, ISS issued a report recommending that Ensco's shareholders vote in favor of the transaction.

        Later that same day, Mr. Albrecht and Dr. Burke contacted Mr. Rowsey and Dr. Trowell, respectively, recommending Ensco increase the exchange ratio, based on input from Rowan's shareholders and the ISS report.

        On January 13, 2019, the Ensco Board held a meeting to further discuss the matters presented at the January 11th Ensco Board meeting. Following discussion, the Ensco Board authorized Ensco executive management to send a non-binding letter to Rowan proposing an increase in the exchange ratio for the transaction from 2.215 to 2.600 new Ensco ordinary shares for each Rowan ordinary share that is subject to the terms of the Scheme of Arrangement, representing an approximate 17.4 percent increase to the original exchange ratio of 2.215.

        Later on January 13, 2019, Mr. Rowsey called Mr. Albrecht to inform him of Ensco's proposal. Dr. Trowell called Dr. Burke to inform him of the same.

        On the morning of January 14, 2019, Ensco sent a letter to Rowan describing Ensco's proposal to increase the exchange ratio to 2.600 new Ensco ordinary shares per Rowan ordinary share (the "2.600 proposal") and issued a press release announcing the 2.600 proposal.

        That same morning, Rowan issued a press release announcing receipt of the 2.600 proposal and that Rowan will respond to Ensco's proposal in due course following a careful review.

        On the same day, Mr. Albrecht wrote a letter to ISS to provide ISS more detail on the Rowan board process, oversight of management and management independence. Rowan's letter to ISS was filed with the SEC on January 15, 2019.

        Later that day, the Rowan Board held a telephonic meeting, during which the Rowan Board and certain members of Rowan management discussed, among other things, the 2.600 proposal and the process for approving an amendment to the transaction agreement reflecting the change in exchange ratio. The Rowan Board did not make any determination with respect to the 2.600 proposal at its meeting and determined to wait until it had the benefit of updated financial analyses and had time to thoughtfully evaluate the merits of the 2.600 proposal. The Rowan Board also discussed the ISS report and determined that ISS misunderstood why Rowan was inclined to use the single day closing prices on October 5, 2018 in calculating the exchange ratio for the transaction. ISS had asserted that the exchange ratio of 2.215 reflected a discount (or negative premium) of 0.9% at announcement. However, the agreed 2.215 exchange ratio was slightly higher than a 2.210 exchange ratio derived from the 30-day volume weighted average price, which Ensco had referred to throughout the prior negotiations as being "at market". This concession by Ensco precluded a claim the transaction was at a discount.

        Later on January 14, 2019, Gibson Dunn provided to Kirkland a draft of Amendment No. 1 providing for the increased exchange ratio from 2.215 to 2.600 new Ensco ordinary shares for each Rowan ordinary share subject to the Scheme of Arrangement.

        That same day, members of Rowan's executive management held conversations with several of Rowan's large shareholders regarding the 2.600 proposal.

        Later on January 14, 2019, Rowan received a letter from Rowan Shareholder B. Rowan Shareholder B's letter noted that, while it did not agree with the entirety of the ISS report, it did not support the 2.600 proposal. Rowan forwarded the letter to Ensco and Gibson Dunn.

        On January 15, 2019, Mr. Albrecht and Ms. Nimocks had a call with Rowan Shareholder A to discuss the transaction.

        On January 15, 2019, Dr. Trowell met with representatives of Odey to discuss the merits of the transaction. Odey informed Dr. Trowell that they would not support the transaction at an exchange ratio of 2.600 and would only vote their Rowan shares in support of the transaction at a higher exchange ratio. On the following day, Dr. Burke and Mr. Butz met with representatives of Odey to discuss the 2.600 proposal. The representatives of Odey informed Rowan executive management of their conversations with Ensco the previous day.

        Later on January 15, 2019, Dr. Trowell and Mr. Baksht held a teleconference with representatives of a large shareholder of Ensco ("Ensco Shareholder A"). The parties discussed the merits of the transaction and Ensco Shareholder A challenged Ensco's rationale for increasing its proposal to 2.600.

        On January 16, 2019, Dr. Trowell and Mr. Baksht met with representatives of a large shareholder of Ensco ("Ensco Shareholder B"). The parties discussed the merits of the transaction. Ensco Shareholder B indicated it believed that the 2.215 exchange ratio was fair and reasonable and challenged Ensco's rationale for increasing its proposal to 2.600.

        Later on January 16, 2019, Dr. Trowell held a teleconference with representatives of Rowan Shareholder B to discuss the merits of the transaction. On this call, Rowan Shareholder B informed Dr. Trowell that they would not support the transaction at an exchange ratio of 2.600 and would only vote their Rowan shares in support of the transaction at a higher exchange ratio.

        Following Ensco's announcement of the 2.600 proposal on January 14, members of Ensco's management held conversations with other Ensco shareholders who questioned Ensco's rationale for increasing its proposal to 2.600.

        On January 17, 2019, the Rowan Board held a telephonic meeting to review the 2.600 proposal and feedback received from several of Rowan's large shareholders. After seeking input from Rowan's executive management and Rowan's financial and legal advisors, and after deliberations, the Rowan Board determined to request that Ensco increase the exchange ratio to 2.900 new Ensco ordinary shares for each Rowan ordinary share. The Rowan Board also considered, among other things, (i) the implications of failing to obtain shareholder approval of the 2.600 proposal, including the fact that Rowan would be obligated to pay $15 million to Ensco upon termination of the transaction agreement following such failure; (ii) the belief that consolidation in the offshore drilling industry continues to be an important strategic goal; and (iii) the viability of remaining a standalone company.

        On that same day, Rowan and Ensco each announced that it intended to convene and adjourn the shareholder meetings scheduled for January 23, 2019 to a later date.

        On January 18, 2019, Mr. Albrecht and Dr. Burke had a call with Mr. Rowsey and Dr. Trowell to convey the Rowan Board's request for an increase in the exchange ratio to 2.900 new Ensco ordinary shares in order to increase Rowan shareholder support of the transaction. Thereafter, Rowan sent a letter to Ensco stating that, among other matters, Rowan had received feedback from three of its significant shareholders as to the insufficiency of the 2.600 proposal.

        Later on January 18, 2019, the Ensco Board held a meeting to discuss Rowan's January 18, 2019 letter.

        On January 19, 2019, the Ensco Board held a meeting to further discuss Rowan's January 18, 2019 letter and the transaction. Ensco's executive management team discussed transaction considerations, the continuing strategic rationale for the transaction and potential options to increase Rowan shareholder support of the transaction. Following a thorough discussion, the Ensco Board concluded not to increase the exchange ratio above its January 14, 2019 proposal of 2.600.

        Following the announcement of the transaction, Rowan and Ensco began planning for the integration of the two companies including analysis of synergies from the combination. In January 2019, Rowan and Ensco pursued their cooperative synergies analysis through a detailed "bottoms-up" review of expected synergy opportunities for each functional department. Later, after reviewing the consolidated results of the aforementioned analysis, Rowan and Ensco management agreed that cost synergies are now expected to be approximately $165 million. Further synergies may be discovered after the closing of the transaction, when restrictions on sharing information due to antitrust laws no longer apply.

        On January 21, 2019, Mr. Rowsey and Dr. Trowell had a call with Mr. Albrecht and Dr. Burke. Ensco informed Rowan that the Ensco Board had determined not to increase the exchange ratio beyond the 2.600 proposal.

        On January 23, 2019, Ensco convened the Ensco general meeting. At the meeting, the chair of the meeting, Dr. Trowell adjourned the meeting without a vote to a date, time and place to be announced. Also on January 23, 2019, Rowan convened the Rowan shareholder meetings. At the meetings, Mr. Albrecht adjourned the Rowan shareholder meetings without a vote to a date, time and place to be announced.

        On January 23, 2019 and following the execution of a non-disclosure agreement between Rowan and Odey, Dr. Burke and Mr. Butz had a call with representatives of Odey and noted Rowan's request to Ensco for an increase in the exchange ratio beyond the 2.600 proposal. Representatives of Odey reiterated that Odey's support for the transaction was predicated on a higher exchange ratio. Thereafter, Dr. Burke advised the Rowan Board and Dr. Trowell accordingly.

        On January 23 and 24, 2019, the Rowan Board held a regularly-scheduled meeting. The Rowan Board reviewed Rowan and ARO's safety, operational and financial performance, as well as integration planning activities for the transaction with Ensco. The Rowan Board discussed the transaction at length. The Rowan Board directed Rowan executive management to engage with Ensco to request that Ensco propose a further increase in the exchange ratio and to engage with Odey to garner Odey's support of the transaction.

        On January 24, 2019, at the direction of the Rowan Board, Dr. Burke and Mr. Butz met with Dr. Trowell and Mr. Baksht and requested that Ensco propose a further increase in the exchange ratio for the transaction and engage with Odey. Later that same day, Dr. Burke and Mr. Butz met with representatives of Odey in London, England.

        That same day, Ensco sent a letter informing Rowan that the Ensco Board carefully considered Rowan's January 18th letter, including the feedback received from Ensco and Rowan shareholders, and that the Ensco Board was not willing to increase the exchange ratio for the transaction above 2.600.

        On January 25, 2019, the Ensco Board held a teleconference to discuss the transaction. Ensco's executive management team discussed transaction considerations, including the likelihood of obtaining Rowan shareholder approval following the 2.600 proposal. Following a thorough discussion, the Ensco Board determined to increase the exchange ratio to 2.700 new Ensco ordinary shares for each Rowan ordinary share subject to the Scheme of Arrangement (the "2.700 proposal").

        On January 25, 2019, Mr. Rowsey and Dr. Trowell called each of Mr. Albrecht and Dr. Burke, respectively, to inform them that the Ensco Board intended to make the 2.700 proposal. Shortly thereafter, Dr. Burke informed the Rowan Board of the 2.700 proposal.

        On January 27, 2019, the Rowan Board held a conference call for an update on the transaction since its January 24, 2019 meeting of the Rowan Board. Rowan's executive management and advisors also provided an update with respect to the findings of the diligence call and timing considerations in respect of the Rowan shareholder meetings. The Rowan Board agreed to convey its support of the transaction and the 2.700 proposal subject to a final vote and pending receipt of a fairness opinion from Goldman Sachs, together with Goldman Sachs' financial analysis, which would be based on the updated financial projections from Rowan's executive management. However, the Rowan Board encouraged Rowan's management to press Ensco whether a further increase to the exchange ratio could be obtained. Shortly thereafter, Dr. Burke communicated the Rowan Board's support to Dr. Trowell and discussed seeking Odey's support, which might require a further increase.

        On the morning of January 28, 2019 and following the execution of a confidentiality agreement between Ensco and Odey, Dr. Trowell met with representatives of Odey to discuss the merits of the transaction. Dr. Trowell also requested that Odey agree to support the transaction by entering into an irrevocable voting agreement to vote all the Ensco ordinary shares and Rowan ordinary shares held by Odey, and certain of its affiliates, in favor of the transaction. Odey agreed to execute the irrevocable voting agreement provided that the exchange ratio was increased to 2.750, and executed the irrevocable voting agreement later that day.

        On January 28, 2019, the Ensco Board held a meeting to discuss the current status of the transaction. Members of Ensco executive management were also present and updated the Ensco Board regarding Odey's commitment to Ensco to support the transaction at an exchange ratio of 2.750 new Ensco ordinary shares per Rowan ordinary share (the "2.750 proposal"). Following a discussion by the Ensco Board regarding a proposed increase in the exchange ratio, the Ensco Board unanimously determined that an increase in the exchange ratio for the transaction to 2.750 new Ensco ordinary shares for each Rowan ordinary share was advisable, fair and reasonable to and in the best interests of Ensco and its shareholders. The Ensco Board unanimously determined to continue to recommend that Ensco shareholders vote to approve the Ensco Transaction Consideration Proposal, as amended to reflect the increase in the exchange ratio.

        Following the Ensco Board meeting, Dr. Trowell informed Dr. Burke of Odey's willingness to support the transaction with an irrevocable voting agreement if the exchange ratio were 2.750. Dr. Trowell also informed Dr. Burke that the Ensco Board took Odey's executed irrevocable voting agreement into consideration in its decision to approve the 2.750 exchange ratio.

        Later on January 28, 2019, Gibson Dunn sent a revised draft of Amendment No. 1 to Kirkland, reflecting the 2.750 proposal and provided an executed copy of Odey's irrevocable voting agreement to Kirkland.

        That same day, Rowan held a meeting of the Rowan Board; members of Rowan's executive management, together with representatives from Kirkland, Goldman Sachs and Mackenzie Partners, Inc., participated in the meeting in person and by telephone conference. During the meeting, representatives of Kirkland provided an overview of the Rowan Board's fiduciary duties in connection with its consideration of Amendment No. 1 and provided a summary of the terms of Amendment No. 1. Rowan's executive management noted that the transaction agreement restricted Rowan from soliciting any third party who might be interested in purchasing Rowan or significant assets of Rowan. However, executive management reported that, since the October 8, 2018 announcement of the transaction, no third party had made any offer to purchase, or expressed interest in purchasing, Rowan or significant assets of Rowan. In addition, representatives of Rowan executive management and Goldman Sachs reviewed financial analyses of the 2.750 proposal provided for in Amendment No. 1 and Goldman Sachs delivered to the Rowan Board an oral opinion, confirmed by delivery of a written opinion later that day, to the effect that, as of such date and based upon and subject to the factors and assumptions stated in such opinion, the exchange ratio pursuant to the transaction agreement, as amended by Amendment No. 1, was fair, from a financial point of view, to the holders (other than Ensco and its affiliates) of the Rowan ordinary shares. The Rowan Board then (i) unanimously determined that Amendment No. 1 and the 2.750 exchange ratio contemplated thereby were in the best interests of Rowan and the Rowan shareholders, and declared it advisable to enter into Amendment No. 1 and (ii) approved the execution, delivery and performance of Amendment No. 1 and the consummation of the transactions contemplated thereby, including the transaction and the scheme of arrangement.

        Ensco and Rowan executed Amendment No. 1 on January 28, 2019. The companies announced the increase in the exchange ratio, increase in expected annual pre-tax expense synergies to approximately $165 million, and their intent to reconvene each of the Ensco general meeting and Rowan shareholder meetings during the week of February 18, 2019, through the issuance of press releases prior to the open of markets in the United States on January 29, 2019.

Update to Ensco's Reasons for the Transaction; Recommendation of the Ensco Board of Directors

        The section titled "The Transaction—Ensco's Reasons for the Transaction; Recommendation of the Ensco Board of Directors" beginning on page 87 of the definitive joint proxy statement describes the factors that the Ensco Board of Directors (the "Ensco Board") considered in reaching its decision to approve the transaction agreement on October 6, 2018. The discussion below supplements that description.

        By vote at a meeting held on January 28, 2019, the Ensco Board unanimously determined that an increase in the exchange ratio for the transaction from 2.215 to 2.750 new Ensco ordinary shares for each Rowan ordinary share was advisable, fair and reasonable to and in the best interests of Ensco and its shareholders. The Ensco Board continues to unanimously recommend that the Ensco shareholders vote "FOR" the Ensco Transaction Consideration Proposal.

        In deciding to approve the transaction agreement, as amended by Amendment No. 1, and to continue to recommend that Ensco shareholders vote to approve the Ensco Transaction Consideration Proposal, the Ensco Board consulted with Ensco's management and financial and legal advisors and considered a number of factors. The Ensco Board considered these factors as a whole and without assigning relative weights to each such factor, and overall considered the relevant factors to be favorable to, and in support of, its determination that the transaction is advisable, fair and reasonable to and in the best interest of Ensco and its shareholders. These factors included:

  •
  the belief that, if Ensco increased the exchange ratio from 2.215 to 2.750 Ensco ordinary shares for each Rowan ordinary share subject to the Scheme of Arrangement, there would be increased support from shareholders of Rowan for approving the transaction and that such increase would not materially impact the long-term financial benefits of the transaction to Ensco shareholders;

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  that Ensco management expects the transaction to result in meaningful cost savings and operational synergies. Based on months of integration planning, Ensco expects to realize annual pre-tax expense synergies of approximately $165 million, which represents a 10% increase from the annual pre-tax expense synergies contemplated at the time of announcement of the transaction in October 2018;

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  the irrevocable voting agreement executed by Odey to vote all of its Ensco ordinary shares and Rowan ordinary shares in favor of the transaction and to publicly support the transaction; and

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  the review by the Ensco Board, in consultation with its financial advisors, of the increase in the exchange ratio and the belief that the increase is reasonable.

        This foregoing discussion, together with the information and factors contained in the definitive joint proxy statement beginning on page 87 thereof, is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the Ensco Board in evaluating the transaction agreement and Amendment No. 1 and the actions required and contemplated thereby and the complexity of these matters, the Ensco Board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the Ensco Board may have given different weight to different factors. The Ensco Board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall analysis of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the transaction agreement and Amendment No. 1 and the allotment and issuance of Ensco ordinary shares pursuant to the transaction agreement.

        It should be noted that this explanation of the reasoning of the Ensco Board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Cautionary Statement Regarding Forward-Looking Statements".

Update to Rowan's Reasons for the Transaction; Recommendation of the Rowan Board of Directors

        The section titled "Rowan's Reasons for the Transaction; Recommendation of the Rowan Board of Directors" beginning on page 90 of the definitive joint proxy statement describes the factors that the Rowan Board of Directors (the "Rowan Board") considered in reaching its decision to approve the transaction agreement. The discussion below supplements that description.

        In considering Amendment No. 1, the transaction agreement, Scheme of Arrangement and the transactions contemplated thereby, the Rowan Board consulted with Rowan's executive management and Rowan's outside legal and financial advisors and considered several factors, including, but not limited to, the factors described in "The Transaction—Rowan's Reasons for the Transaction; Recommendation of the Rowan Board of Directors" in the definitive joint proxy statement as well as the following material factors:

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  The fact that the amendment would increase the exchange ratio to 2.750 Ensco ordinary shares for each Rowan ordinary share;

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  The fact that, after giving effect to certain issuances, Rowan shareholders are expected to own approximately 45% of the combined company pro forma for the transaction;

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  The fact that the Rowan shareholders' portion of the synergy value relative to Rowan's equity market capitalization increased significantly as the Rowan stock price declined and that anticipated synergies account for a substantial part of the near-term EBITDA, enhancing financial performance in various markets;

  •
  The fact that following the announcement of the transaction Standard & Poor's (S&P) affirmed Rowans credit ratings and Moody's Investor Service also affirmed Rowan's credit ratings and increased their outlook to developing from negative; and

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  The updated financial analysis reviewed and discussed with representatives of Goldman Sachs, as well as the opinion of Goldman Sachs dated January 28, 2019, rendered to the Board, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth in such opinion, the exchange ratio pursuant to the transaction agreement, as amended, was fair from a financial point of view to the holders (other than Ensco and its affiliates) of the Rowan ordinary shares.

        The foregoing discussion of the factors considered by the Rowan Board is not intended to be exhaustive, but rather includes the material factors considered by the Rowan Board in considering Amendment No. 1 and is subject to the information set forth in "The Transaction—Rowan's Reasons for the Transaction; Recommendation of the Rowan Board of Directors" in the definitive joint proxy statement. In light of the variety of factors considered in connection with their evaluation of Amendment No. 1, the transaction agreement and the transaction, Rowan did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Rowan Board applied his own personal business judgment to the process and may have given different weight to different factors. The Rowan Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support their ultimate determinations. The Rowan Board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, Rowan's executive management and the Rowan Board's financial advisors and outside legal counsel.

        It should be noted this explanation of the Rowan Board's reasons for recommending the approval of Amendment No. 1 and other information presented in this section is forward-looking in nature and, therefore, and should be read in light of the factors set forth in "—Cautionary Statement Regarding Forward-Looking Statements."

Update to Opinion of Financial Advisor to Rowan

        The definitive joint proxy statement, including in the section titled "Opinion of Financial Advisor to Rowan" beginning on page 108 thereof, describes the opinion that Goldman Sachs delivered to the Rowan Board on October 7, 2018, in connection with the transaction agreement. The discussion below supplements the definitive joint proxy statement to describe the opinion that Goldman Sachs delivered to the Rowan Board on January 28, 2019, in connection with the increase to the exchange ratio as provided for in Amendment No. 1.

        Goldman Sachs rendered its opinion to the Rowan Board that, as of January 28, 2019 and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the transaction agreement, as amended, was fair from a financial point of view to the holders (other than Ensco and its affiliates) of Rowan ordinary shares.

        The full text of the written opinion of Goldman Sachs, dated January 28, 2019, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex S-B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Rowan Board in connection with its consideration of the transaction. The Goldman Sachs opinion is not a recommendation as to how any holder of Rowan ordinary shares should vote with respect to the transaction, or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the transaction agreement;

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  the Amendment No. 1;

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  annual reports to shareholders and Annual Reports on Form 10-K of Rowan and Ensco for the five years ended December 31, 2017;

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  certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Rowan and Ensco;

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  certain other communications from Rowan and Ensco to their respective shareholders;

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  certain publicly available research analyst reports for Rowan and Ensco; and

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  certain updated internal financial analyses and forecasts for Rowan prepared by its management (the "Rowan Forecasts"), certain updated internal financial analyses and forecasts for Ensco standalone prepared by its management, as adjusted by the management of Rowan (the "Ensco Forecasts"), and certain updated financial analyses and forecasts for Ensco pro forma for the transaction prepared by the management of Rowan (the "Ensco Pro Forma Forecasts" and, together with the Rowan Forecasts and the Ensco Forecasts, the "Forecasts"), in each case, as approved for Goldman Sachs' use by Rowan, including certain updated operating synergies projected by the management of Rowan to result from the transaction (the "Synergies").

        Goldman Sachs also held discussions with members of the senior managements of Rowan and Ensco regarding the past and current business operations, financial condition and future prospects of Ensco and have held discussions with members of senior management of Rowan regarding the past and current business operations, financial condition and future prospects of Rowan and their assessment of the strategic rationale for, and the potential benefits of, the transaction; reviewed the reported price and trading activity for the Rowan ordinary shares and the Ensco ordinary shares; compared certain financial and stock market information for Rowan and Ensco with similar information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

        For purposes of rendering this opinion, Goldman Sachs, with Rowan's consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Rowan's consent that the Forecasts, including the Synergies, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Rowan. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Rowan or Ensco or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on Rowan or Ensco or on the expected benefits of the transaction in any way meaningful to its analysis. Goldman Sachs has also assumed that the transaction will be consummated on the terms set forth in the transaction agreement, as amended without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

        Goldman Sachs' opinion does not address the underlying business decision of Rowan to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to Rowan; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, Rowan or any other alternative transaction. Goldman Sachs' opinion addresses only the fairness from a financial point of view to the holders of the Rowan ordinary shares (other than Ensco and its affiliates), as of the date of the opinion, of the exchange ratio pursuant to the transaction agreement, as amended. Goldman Sachs' opinion does not express any view on, and does not address, any other term or aspect of the transaction agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the transaction agreement or entered into or amended in connection with the transaction, including the fairness of the transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Rowan; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Rowan, or class of such persons, in connection with the transaction, whether relative to the exchange ratio pursuant to the transaction agreement, as amended, or otherwise. Goldman Sachs does not express any opinion as to the prices at which the Ensco ordinary shares will trade at any time or as to the impact of the transaction on the solvency or viability of Rowan or Ensco or the ability of Rowan or Ensco to pay their respective obligations when they come due. Goldman Sachs' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

        The following is a summary of the material financial analyses delivered by Goldman Sachs to the Rowan Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before January 25, 2019, the second to last trading day before the public announcement of the amendment to the transaction agreement, and is not necessarily indicative of current market conditions.

        Historical Exchange Ratio Analysis.    Goldman Sachs reviewed the historical trading prices for the Rowan ordinary shares and the Ensco ordinary shares from January 1, 2015 to January 25, 2019, which included October 5, 2018, the last trading day prior to the public announcement of the transaction, and calculated historical exchange ratios by dividing the closing price per Rowan ordinary share by the closing price per Ensco ordinary share for each day over such period. Goldman Sachs then calculated the premia (or discount) implied by the exchange ratio in relation to historical exchange ratios of Rowan ordinary shares to Ensco ordinary shares based on (i) the average prices of Rowan ordinary shares and Ensco ordinary shares during the 30-calendar day, 60-calendar day, 1-year, 2-year and 3-year periods ended January 25, 2019 and (ii) the closing prices per share as of October 5, 2018. The following table presents the results of this analysis:

Historical Date or Period	Average Historical Exchange Ratio	Premium Implied by Exchange Ratio to Historical Exchange Ratio
October 5, 2018	2.215x	24.2%
30-Day Average	2.459x	11.8%
60-Day Average	2.415x	13.8%
1-Year Average	2.349x	17.1%
2-Year Average	2.232x	23.2%
3-Year Average	2.048x	34.3%
January 25, 2019	2.667x	—

        Illustrative Discounted Cash Flow Analysis—Rowan Standalone.    Using the Rowan Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis of Rowan to derive a range of implied values per Rowan ordinary share as of January 1, 2019. Using discount rates ranging from 10.00% to 11.00%, reflecting estimates of Rowan's weighted average cost of capital, Goldman Sachs discounted to present value as of January 1, 2019 (i) estimates of unlevered free cash flow for Rowan for October 1, 2018 through December 31, 2023 as reflected in the Rowan Forecasts and (ii) a range of illustrative terminal values for Rowan, which were calculated by applying an illustrative terminal value to EBITDA multiple range of 5.5x to 7.5x to estimated terminal year EBITDA for Rowan, which estimated terminal year EBITDA was reflected in the Rowan Forecasts (this analysis implied a range of perpetuity growth rates of (0.9)% to 2.7%). Goldman Sachs derived such range of discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company's target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The illustrative terminal value to EBITDA multiple range for Rowan was derived by Goldman Sachs using its professional judgment and experience, taking into account, among other things, EBITDA multiples implied by Rowan's trading prices (and estimates of next-twelve-months EBITDA as reported by IBES) over certain prior periods. Goldman Sachs derived a range of illustrative enterprise values for Rowan by adding the range of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Rowan the amount of Rowan's net debt as of September 30, 2018, pro forma for cash received in subsequent sale of Scooter Yeargain and Hank Boswell to ARO Drilling, as provided by the management of Rowan, and added to such range an illustrative value for Rowan's ownership interest in ARO as of January 1, 2019, calculated using the Rowan Forecasts, to derive a range of illustrative equity values for Rowan. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding Rowan ordinary shares, as provided by the management of Rowan, to derive a range of illustrative values per Rowan ordinary share ranging from $12.56 to $20.29.

        Illustrative Discounted Cash Flow Analysis—Ensco Standalone.    Using the Ensco Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis of Ensco to derive a range of implied values per Ensco ordinary share as of January 1, 2019. Using discount rates ranging from 10.50% to 11.50%, reflecting estimates of Ensco's weighted average cost of capital, Goldman Sachs discounted to present value as of January 1, 2019 (i) estimates of unlevered free cash flow for Ensco for October 1, 2018 through December 31, 2023 as reflected in the Ensco Forecasts and (ii) a range of illustrative terminal values for Ensco, which were calculated by applying an illustrative terminal value to EBITDA multiple range of 5.5x to 7.5x to estimated terminal year EBITDA for Ensco, which estimated terminal year EBITDA was reflected in the Ensco Forecasts (this analysis implied a range of perpetuity growth rates of (1.6)% to 2.2%). Goldman Sachs derived such range of discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company's target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The illustrative terminal value to EBITDA multiple range for Ensco was derived by Goldman Sachs using its professional judgment and experience, taking into account, among other things, EBITDA multiples implied by Ensco's trading prices (and estimates of next-twelve-months EBITDA as reported by IBES) over certain prior periods. Goldman Sachs derived a range of illustrative enterprise values for Ensco by adding the range of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Ensco the amount of Ensco's net debt as of September 30, 2018, as provided by the management of Rowan, to derive a range of illustrative equity values for Ensco. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding Ensco ordinary shares, as provided by the management of Ensco, to derive a range of illustrative values per Ensco ordinary share ranging from $5.85 to $11.60.

        Using the range of illustrative values per Rowan ordinary share and the range of illustrative values per Ensco ordinary share on a standalone basis as calculated above, Goldman Sachs calculated an illustrative range of implied exchange ratios per Rowan ordinary share to Ensco ordinary share of 1.749x to 2.147x.

        Illustrative Discounted Cash Flow Analysis—Pro Forma Combined Company.    Using the Ensco Pro Forma Forecasts (including the Synergies), Goldman Sachs performed an illustrative discounted cash flow analysis of the combined company on a pro forma basis as of January 1, 2019. Using discount rates ranging from 10.25% to 11.25%, reflecting estimates of the pro forma combined company's weighted average cost of capital, Goldman Sachs discounted to present value as of January 1, 2019, (i) estimates of unlevered free cash flow for the pro forma combined company for October 1, 2018 through December 31, 2023 as reflected in the Ensco Pro Forma Forecasts (inclusive of the Synergies) and (ii) a range of illustrative terminal values for the pro forma combined company, which were calculated by applying an illustrative terminal value to EBITDA multiple range of 5.5x to 7.5x to estimated terminal year EBITDA for the pro forma combined company, which estimated terminal year EBITDA was reflected in the Ensco Pro Forma Forecasts (this analysis implied a range of perpetuity growth rates of (2.1)% to 2.2%). Goldman Sachs derived such range of discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company's target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The illustrative terminal value to EBITDA multiple ranges for the pro forma combined company were derived by Goldman Sachs using its professional judgment and experience, taking into account, among other things, EBITDA multiples implied by Ensco's and Rowan's trading prices over certain prior periods (and estimates of next-twelve-months EBITDA for Rowan and Ensco as reported by IBES). Goldman Sachs derived ranges of illustrative enterprise values for the pro forma combined company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the pro forma combined company the pro forma net debt for the combined company as of September 30, 2018, pro forma for cash received in subsequent sale by Rowan of Scooter Yeargain and Hank Boswell to ARO Drilling, as provided by management of Rowan, and added to such range an illustrative value for Rowan's ownership interest in ARO as of January 1, 2019, calculated using the Rowan Forecasts, to derive a range of illustrative equity values for the pro forma combined company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of the pro forma combined company, as provided by management of Rowan, to derive a range of illustrative values per Ensco ordinary share pro forma for the merger ranging from $6.48 to $11.24.

        Goldman Sachs then calculated a range of illustrative implied values for the pro forma value to be received per Rowan ordinary share pursuant to the transaction agreement, as amended, by multiplying the range of implied values per share of Ensco ordinary shares pro forma for the merger derived from the above analysis by the exchange ratio. This analysis resulted in a range of illustrative implied values for the pro forma value to be received per Rowan ordinary share pursuant to the transaction agreement, as amended, of $17.82 to $30.92.

        Illustrative Contribution Analysis.    Goldman Sachs analyzed the implied equity contribution of Rowan and Ensco to the pro forma combined company using (i) an illustrative stand-alone equity value for Rowan and Ensco, calculated using the closing price per Rowan ordinary share and Ensco ordinary share as of January 25, 2019, the number of fully diluted outstanding Rowan ordinary shares and Ensco ordinary shares and net debt of Rowan (including underfunded pension obligations), pro forma for cash received in subsequent sale of Scooter Yeargain and Hank Boswell to ARO Drilling, and Ensco, as provided by the management of Rowan and Ensco, respectively, (ii) actual Adjusted EBITDA for 2015 through 2017, as reported by Rowan and Ensco, and (iii) estimated Adjusted EBITDA for 2018 through 2024, as reflected in the Rowan Forecasts and the Ensco Forecasts, respectively, and without giving effect to the Synergies. The following table presents the results of this analysis:

Metric	Ensco Implied Equity Value Contribution to Pro Forma Combined Company	Rowan Implied Equity Value Contribution to Pro Forma Combined Company
Public Trading Values	55%	45%
EBITDA
2015A	54%	46%
2016A	27%	73%
2017A	11%	89%
2018E	100%	0%
2019E	100%	0%
2020E	46%	54%
2021E	52%	48%
2022E	49%	51%
2023E	67%	33%
2024E	70%	30%

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.

        Goldman Sachs prepared these analyses for purposes of Goldman Sachs' providing its opinion to the Rowan Board as to the fairness from a financial point of view to the holders of Rowan ordinary shares (other than Ensco and its affiliates) of the exchange ratio pursuant to the transaction agreement, as amended. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Rowan, Ensco, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The exchange ratio was determined through arm's-length negotiations between Rowan and Ensco and was approved by the Rowan Board. Goldman Sachs provided advice to Rowan during these negotiations. Goldman Sachs did not, however, recommend any specific exchange ratio to Rowan or the Rowan Board or that any specific exchange ratio constituted the only appropriate exchange ratio for the transaction.

        As described above, Goldman Sachs' opinion to the Rowan Board was one of many factors taken into consideration by the Rowan Board in making its determination to approve the transaction agreement, as amended. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex S-B.

        Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Rowan, Ensco, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the transaction agreement, as amended. Goldman Sachs acted as financial advisor to Rowan in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the transaction agreement, as amended. Goldman Sachs has provided certain financial advisory and/or underwriting services to Rowan and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as financial advisor to Rowan in connection with the formation of ARO in October 2017. During the two-year period ended January 28, 2019, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Rowan and/or its affiliates of approximately $5 million, excluding any fees already recognized in connection with the transaction agreement. During the two-year period ended January 28, 2019, the Investment Banking Division of Goldman Sachs has not been engaged by Ensco or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Rowan, Ensco and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

        The Rowan Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement dated June 18, 2018, Rowan engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. The engagement letter between Rowan and Goldman Sachs provides for a transaction fee of $19,000,000, $2,000,000 of which became payable at announcement of the transaction, and the remainder of which is contingent upon consummation of the transaction. In addition, Rowan has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Update to Certain Unaudited Financial Forecasts Prepared by the Management of Rowan

        The section titled "Certain Unaudited Financial Forecasts Prepared by the Management of Rowan" beginning on page 118 of the definitive joint proxy statement describing the forecasts prepared by Rowan's management in connection with the transaction. The discussion below supplements and restates that disclosure for updates to the financial forecasts prepared in connection with the entry into Amendment No. 1.

        For internal planning purposes and in connection with the proposed transaction, Rowan's management prepared forecasts of expected future financial and operating performance of Rowan (as used in this section, the "Rowan standalone financial forecasts"), of ARO (as used in this section, the "ARO financial forecasts" and, together with the Rowan standalone financial forecasts, the "Rowan financial forecasts"), and of Ensco (as used in this section, the "Ensco financial forecasts"). These forecasts were for multiple years. Select material line items for certain periods from the Ensco financial forecasts and the Rowan financial forecasts, as well as material operating assumptions underlying such forecasts, are set forth below.

        The primary market assumptions underlying the forecasts included the anticipated period during which utilization and day rates associated with Rowan's/ARO's/Ensco's jackups and floaters would improve. Rowan assumed (i) utilization recovery beginning in 2018 followed by day rate recovery in 2019 for jackups and (ii) utilization recovery beginning in 2019 with gradual day rate recovery in 2019 leading to more material day rate recovery in 2020 and 2021 for floaters.

        The Rowan financial forecasts and the Ensco financial forecasts were based on a variety of assumptions and estimates. The assumptions and estimates underlying such forecasts may not be realized and are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond Rowan's and Ensco's control. The assumptions and estimates used to create the Rowan financial forecasts and the Ensco financial forecasts involve judgments made with respect to, among other things, revenue growth, drilling activity in the oil and gas sector, future supply, demand and prices of commodities including crude oil and natural gas, general domestic and foreign economic, regulatory and political conditions, levels of operating expenses and matters specific to the businesses of Rowan and Ensco, all of which are difficult to predict and many of which are outside of Rowan's and Ensco's control. The Rowan financial forecasts and the Ensco financial forecasts also reflect assumptions as to certain business decisions that are subject to change and that do not reflect any of the effects of the transaction, or any other changes that may in the future affect Rowan, Ensco or either's assets, business, operations, properties, policies, corporate structure, capitalization and management as a result of the transaction or otherwise.

        The management of Rowan, after discussions with Ensco, also estimated the timing and amount of projected realization of annual savings from pre-tax cost synergies for the combined company (sometimes referred to as the "Rowan Synergies"), as well as the cost to achieve the Rowan Synergies. The Rowan Synergies are not reflected in the Rowan financial forecasts or the Ensco financial forecasts. In addition, the management of Rowan prepared certain projections of future financial and operating performance of the combined company for the three months ending December 31, 2018 and each fiscal year during the period from 2019 through 2024 by combining the Rowan financial forecasts, the Ensco financial forecasts and the Rowan Synergies, and making certain adjustments for the cost structure of the combined company as well as other adjustments compared to the standalone Ensco financial forecasts (such projections, as so adjusted, are sometimes referred to as the "Combined Company financial forecasts"). We sometimes refer to all of the forecasts and synergies described above as the "forward-looking financial information."

        The inclusion of the forward-looking financial information in this supplement should not be regarded as an indication that Rowan or any of its advisors or representatives considered or consider such forecasts to be an accurate prediction of future events or that such forecasts will be achieved, and the forward-looking financial information should not be relied upon as such. None of Rowan, Ensco or their respective advisors or representatives has made or makes any representation regarding the information contained in the forward-looking financial information, and, except as may be required of Rowan or Ensco by applicable securities laws, none of them intends to update or otherwise revise or reconcile such forecasts to reflect circumstances existing after the date they were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the forward-looking financial information are shown to be in error.

        Rowan and Ensco shareholders are cautioned not to place undue reliance on the forward-looking financial information included in this supplement, and such forward-looking financial information should not be regarded as an indication that Rowan, the Rowan Board or any other person considered, or now considers, them to be reliable predictions of future results, and they should not be relied upon as such.

        Although presented with numerical specificity, the forward-looking financial information is not fact and reflects numerous assumptions, estimates and judgments as to future events and the probability of such events made by Rowan's management, including the assumptions, estimates and judgments noted below. Since the forward-looking financial information covers multiple years, such information by its nature becomes less predictive with each successive year. There can be no assurance that the assumptions, estimates and judgments used to prepare the forward-looking financial information will prove to be accurate, and actual results may differ materially from those contained in such forecasts. The forward-looking financial information constitutes forward-looking statements. Please see "Cautionary Statement Regarding Forward-Looking Statements."

        The forward-looking financial information included in this supplement has been prepared by, and is the responsibility of, Rowan's management. Rowan does not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of Rowan has prepared the forward-looking financial information set forth below to present the financial information made available, in whole or in part, to the Rowan Board, and Rowan's financial advisor, Goldman Sachs, in connection with their respective evaluations of the transaction. Rowan previously made available to Ensco the Rowan financial forecast for the years ending December 31, 2019, 2020, 2021, 2022, 2023 and 2024 previously prepared in connection with the entry into the transaction agreement and contained in the definitive joint proxy statement (the "initial Rowan financial forecast").

        Neither Rowan's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the forward-looking financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the forward-looking financial information.

        In addition to being used by the Rowan Board in connection with its deliberations regarding the transaction, the forward-looking financial information was provided to Goldman Sachs. The initial Rowan financial forecasts for only the years ending December 31, 2019, 2020, 2021, 2022, 2023 and 2024 contained in the definitive joint proxy statement were provided to Ensco and Morgan Stanley. The Rowan financial forecasts, Rowan Synergies and Combined Company financial forecasts were prepared for use only by the Rowan Board, Rowan, Goldman Sachs and, with respect to the initial Rowan financial forecasts for the years ending December 31, 2019, 2020, 2021, 2022, 2023 and 2024 contained in the definitive joint proxy statement, Ensco and Morgan Stanley. The Ensco financial forecasts were prepared for use only by the Rowan Board, Rowan and Goldman Sachs.

	Rowan Standalone Financial Forecasts
($ in millions, except Average Dayrate)	Three months ending December 31, 2018		2019	2020	2021	2022	2023	2024
Revenue	$179		$639	$835	$1,075	$1,437	$1,518	$1,566
EBITDA(1)	(7)		6	171	353	596	657	705
Capital Expenditures	64	(9)	118	104	108	125	151	149
Unlevered Free Cash Flow(2)	9	(8)	(199)	34	146	377	427	504
Assumptions
Average Dayrate(3)	121,803		120,241	154,128	198,783	212,857	225,336	238,758
Utilization(4)	68%		69%	83%	87%	90%	88%	87%

	ARO Financial Forecasts
($ in millions, except Average Dayrate)	Three months ending December 31, 2018	2019	2020	2021	2022	2023	2024
Revenue	$131	$594	$597	$577	$588	$717	$890
EBITDA(1)	50	164	169	176	261	359	500
Capital Expenditures(5)	9	166	216	544	540	544	603
Unlevered Free Cash Flow(2)(5)	37	(29)	(37)	(366)	(284)	(217)	(134)
Assumptions
Average Dayrate(3)	109,943	109,578	104,646	104,755	122,863	135,461	154,572
Utilization(4)	96%	96%	97%	97%	97%	97%	97%

	Ensco Standalone Financial Forecasts
($ in millions, except Average Dayrate)	Three months ending December 31, 2018	2019	2020	2021	2022	2023	2024
Revenue	$385	$1,687	$1,796	$2,384	$2,851	$3,430	$3,640
EBITDA(1)(6)	53	225	264	540	994	1,611	1,837
Capital Expenditures	17	274	339	190	215	187	217
Unlevered Free Cash Flow(2)	87	(107)	(87)	225	650	1,247	1,447
Assumptions
Average Dayrate(3)	125,344	120,481	130,148	153,207	183,792	224,170	238,847
Utilization(4)	59%	70%	74%	84%	86%	87%	88%

	Combined Company Forecasts
($ in millions, except Average Dayrate)	Three months ending December 31, 2018	2019	2020	2021	2022	2023	2024
Revenue	$564	$2,326	$2,631	$3,459	$4,288	$4,948	$5,207
EBITDA(1)(7)	45	313	600	1,059	1,755	2,432	2,707
Capital Expenditures	81	390	429	283	323	321	347
Unlevered Free Cash Flow(2)	96	(219)	113	536	1,192	1,838	2,118
Assumptions
Average Dayrate(3)	124,426	120,428	135,961	163,893	192,315	224,515	238,821
Utilization(4)	61%	69%	76%	84%	87%	88%	87%

	Rowan Synergies
($ in millions)	Theee months ending December 31, 2018	2019	2020	2021	2022	2023	2024
Pre-Tax Cost Synergies	$—	$83	$165	$165	$165	$165	$165

(1)
EBITDA is calculated as net income excluding interest, taxes, depreciation and amortization and gains or losses on disposals of property and equipment.

(2)
Unlevered free cash flow is calculated as EBITDA less capital expenditures and unlevered taxes, plus proceeds from asset sales and adjusted for any changes in working capital and deferred expense.

(3)
Average dayrate is computed by dividing dayrate revenue by the number of revenue-producing days, including fractional days. Dayrate revenue includes the contractual rates and amounts received in lump sum, such as for rig mobilization or capital improvements, which are amortized over the expected recognition period for the contract. Revenue attributable to bareboat charters, rebillables, secondment, transition services and other miscellaneous items are excluded from average dayrates.

(4)
Utilization is the number of revenue-producing days divided by the number of available days. Available days are defined as the aggregate number of calendar days in the period, or, with respect to new rigs entering service, the number of calendar days in the period from the date the rig was placed in service. Rigs leased to ARO are excluded from revenue-producing and available days.

(5)
Adjusted for cash contribution from Saudi Aramco for planned rig purchases from Rowan.

(6)
Ensco Standalone EBITDA estimates in 2019, 2020, 2021 and 2022 include expenses related to rig reactivations of $41 million, $30 million, $128 million and $75 million, respectively.

(7)
Pro forma EBITDA in 2019, 2020 and 2021 excludes non-recurring costs to achieve synergies of $102 million, $37 million and $15 million, respectively.

(8)
Proceeds from asset sales to ARO reflect net cash impact to Rowan.

(9)
Includes accrued property additions.

        The forward-looking financial information should be read together with the historical financial statements of Ensco and Rowan respectively, which have been filed with the SEC, and the other information regarding Ensco and Rowan contained elsewhere in this supplement and in the definitive joint proxy statement. None of the forward-looking financial information was prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Update to Rowan's Directors and Officers Have Financial Interests in the Transaction

        Rowan believes it appropriate to supplement the information contained in the sections under the heading "Rowan's Directors and Officers Have Financial Interests in the Transaction" beginning on page 126 of the definitive joint proxy statement.

        On December 18, 2018, the compensation committee of the Rowan Board considered the potential adverse tax consequences to Rowan and to certain of the executive officers of Rowan, including Messrs. Mark Mai and Stephen Butz (collectively, the "Impacted Officers"), under Sections 280G and 4999 of the Internal Revenue Code, resulting from the treatment of potential payments that may be made to each of the Impacted Officers pursuant to the change in control agreement between Rowan and each Impacted Officer in connection with the transaction. In order to mitigate these potential adverse tax consequences, the Committee elected to: (i) accelerate the payment of the annual incentive payment under Rowan's 2018 Annual Incentive Plan (the "Early AIP Bonus") for each of the Impacted Officers from March 2019 to December 2018, (ii) convert all outstanding restricted share unit awards held by the Impacted Officers to Rowan restricted shares and (iii) to satisfy withholding tax obligations, accelerate the vesting of and withhold a certain number of restricted shares with a fair market value equal to the employment and income tax liability imposed on each Impacted Officer. The Early AIP Bonus or a portion thereof will be subject to repayment by each Impacted Officer to the extent that the annual incentive payment under the 2018 Annual Incentive Plan would not have otherwise been earned under the original terms of the 2018 Annual Incentive Plan. The Rowan restricted shares remain subject to the same terms and conditions of the underlying Rowan restricted share unit award from which they were converted and, with the exception of those restricted shares that are withheld for tax purposes, will be subject to forfeiture, as applicable, by each Impacted Officer in the event that the underlying Rowan restricted share unit awards would not have vested. Any Rowan restricted shares outstanding at the Scheme Effective Time (as defined in the Scheme of Arrangement) shall be treated in the same manner as Rowan ordinary shares as provided for under the transaction agreement, and, accordingly each Rowan restricted share will be exchanged for 2.750 Ensco ordinary shares.

Update to Quantification of Potential Payments and Benefits to Rowan's Named Executive Officers in Connection with the Transaction

        Rowan believes it appropriate to replace the information contained in the sections under the heading "Quantification of Potential Payments and Benefits to Rowan's Named Executive Officers in Connection with the Transaction" beginning on page 133 of the definitive joint proxy statement.

        The information set forth in the table below is intended to comply with Item 402(t) of the SEC's Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of Rowan that is based on, or otherwise relates to, the transaction, which is referred to as the transaction-related compensation. For additional details regarding the terms of the payments and benefits described below, see the section entitled "—Rowan's Directors and Officers Have Financial Interests in the Transaction" above.

        The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the transaction. For purposes of calculating such amounts, the following assumptions were used:

  •
  The value of the per share transaction consideration is $19.29 for each Rowan ordinary share based on the average closing price per Rowan ordinary share over the five business days following the first public announcement of the transaction on October 8, 2018.

  •
  The Scheme Effective Time is December 31, 2018, which is the assumed date of the closing of the transaction solely for purposes of the disclosure in this section.

  •
  Each named executive officer of Rowan was terminated by Rowan without "cause" or resigned for "good reason" (as such terms are defined in the relevant agreements) in connection with the transaction, in either case immediately following the assumed Scheme Effective Time of December 31, 2018.

        As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. For Dr. Burke, the amounts in the table below set forth payments and benefits to which he would be entitled to under his new employment agreement (as described on page 128 of the definitive joint proxy statement in "—Dr. Burke's Employment Agreement"). Certain amounts in this table and the associated footnotes have been rounded. Accordingly, the sum or product, as applicable, of the numbers detailed in the footnotes may not exactly equal the figures for the associated column in the table.

Name	Cash(1)	Equity(2)	Other(3)	Total
Thomas P. Burke	$7,096,377	$18,404,799	$64,282	$25,565,458
Stephen M. Butz	$1,856,284	$4,868,409	$51,188	$6,775,880
T. Fred Brooks	$1,788,214	$3,823,383	$43,519	$5,655,116
Mark F. Mai	$1,433,299	$1,960,590	$51,188	$3,445,077
Mark A. Keller(4)	$—	$2,100,699	$—	$2,100,669

(1)
Cash.    The amounts sets forth herein include the following severance payments and benefits, as provided under the Change in Control Agreements described above.

These amounts include: (i) 2.99 times, in the case of Dr. Burke, and 2.00 times in the case of Messrs. Butz, Brooks and Mai, the sum of (A) the respective executive's base salary, plus (B) the greater of the respective executive's three year average actual payout of Rowan's annual incentive plan ($1,109,733 for Dr. Burke, $428,808 for Mr. Butz, $327,053 for Mr. Brooks and $223,336 for Mr. Mai) or target bonus payout, plus, (ii) each executive's 2018 annual bonus under Rowan's annual incentive plan (the "bonus"). The bonus amount for each executive was calculated assuming performance was at 78.90% of target with respect to the non-discretionary portion of each executive's bonus opportunity, which was Rowan's attainment of performance goals under the annual incentive plan estimated as of December 31, 2018, and at 78.90% for the discretionary portion of each executive's bonus opportunity. Note that, as described above in "Update to Rowan's Directors and Officers Have Financial Interests in the Transaction", Messrs. Burke and Mai's 2018 annual bonus was paid out early by Rowan in December 2018 based on estimated 2018 performance as of such date (the "early bonus payments"). Such early bonus payments equaled $243,149 for Mr. Butz and $209,160 for Mr. Mai. In the event Messrs. Butz and Mai are terminated and become entitled to severance, they would be entitled to a "true-up" bonus amount to the extent that their 2018 annual bonus as calculated based on actual performance exceeds the amount of their early bonus payment. Assuming actual performance at 78.9% of target for purposes herein, their "true-up" bonus amounts equal $13,671 for Mr. Butz and $11,760 for Mr. Mai. Accordingly, the bonus amounts included herein for Messrs. Butz and Mai are $13,671 and $11,760, respectively, and $824,505 for Dr. Burke and $234,728 for Mr. Brooks. In addition, the amounts include each executive's accrued but unpaid vacation and sick pay as of December 31, 2018 ($113,269 for Dr. Burke, $54,997 for Mr. Butz, $49,380 for Mr. Brooks and $36,179 for Mr. Mai). Mr. Mai will additionally receive $25,361 on account of his unvested 401(k) match account balance.

(2)
Equity.    The amounts in this column represent that value of accelerated vesting of Rowan RSUs, PUs, Options, and restricted shares held by the named executive officers, as of December 31, 2018. Certain awards included in this column will vest in the ordinary course prior to the Scheme Effective Time.

  Rowan RSUs, PUs, Options, and restricted shares held by the named executive officers will vest upon consummation of this transaction, except for the retention awards granted to Dr. Burke and Mr. Butz. Dr. Burke received a retention award with a grant date fair value of $7.5 million, granted as $5.0 million in the form of RSUs and $2.5 million in the form of options, and Mr. Butz receive a retention award with a grant date fair value of $2.05 million in the form of RSUs only (which were subsequently converted to restricted shares, as further described in the "Update to Rowan's Directors and Officers Have Financial Interests in the Transaction" section above) . Such retention awards cliff vest after four years and will be forfeited if the applicable executive voluntarily terminates his employment without good reason or is terminated by the combined company with cause. Following the consummation of this transaction, these awards will only accelerate if the applicable executive experiences a qualifying termination event. For purposes herein, we assumed that Dr. Burke and Mr. Butz will experience a qualifying termination immediately after closing and have included the amount attributable to such acceleration herein.

Note that, as described in the definitive joint proxy statement, Dr. Burke waived his right to automatic equity award acceleration upon consummation of this transaction (other than with respect to his PUs) pursuant to the terms of his employment agreement entered into concurrently with the transaction agreement. Such employment agreement generally provides for the acceleration of his equity awards upon a qualifying termination within three years of closing of the transaction and upon a subsequent change in control. For purposes herein, we included Dr. Burke's awards as "single trigger" awards (other than his option and RSU retention awards granted in February 2017, which are "double trigger" awards), as such awards will "single trigger" vest upon a subsequent change in control of the combined company (which, for the avoidance of doubt, does not include this transaction). For further details regarding the treatment of Rowan equity awards in connection with the transaction, see the section on page 126 of the definitive joint proxy statement entitled "—Rowan's Directors and Officers Have Financial Interests in the Transaction".

The amounts in this column consist of the following awards held by the executive officers as of December 31, 2018:

	Single Trigger RSUs/RSAs		Single Trigger PUS
	Number (#)	Value ($)	Number (#)	Value (#)	Total
Thomas P. Burke	294,114	$5,672,871	284,333	$6,643,240	$12,316,111
Stephen M. Butz	58,972	1,137,452	21,787	$2,480,072	$3,617,524
T. Fred Brooks	91,225	$1,759,548	18,268	$2,063,835	$3,823,383
Mark F. Mai	46,484	$896,583	10,833	$1,064,007	$1,960,590
Mark A. Keller	—	—	15,466	$2,100,669	$2,100,669

	Double Trigger RSUs/RSAs		Double Trigger Options
	Number (#)	Value ($)	Number (#)	Value ($)	Total
Thomas P. Burke	284,333	$5,484,215	354,946	$604,473	$6,088,688
Stephen M. Butz	64,853	$1,250,885	—	—	$1,250,885
(3)
Other.    The amounts in this column represent (i) the maximum value of outplacement services each named executive officer may receive upon a qualifying termination, which is $25,000, and (ii) two years (three years in the case of Dr. Burke only) of continued medical coverage upon a qualifying termination substantially similar to that provided prior to the executive's termination of employment at no greater cost than that paid by the executive prior to the termination of employment, each as provided for under the change in control agreements.

(4)
Mr. Keller resigned from his position as Rowan's Executive Vice President, Business Development on December 31, 2017, and is no longer an executive officer. Amounts with respect to Mr. Keller are included herein to comply with information required by Item 402(t) of Regulation S-K.

 THE SCHEME OF ARRANGEMENT

        As a result of the increase in the transaction exchange ratio, and the consequent increase in the number of Ensco ordinary shares to be issued by Ensco pursuant to the transaction, Rowan is amending the Scheme of Arrangement to increase the number of New Ensco Shares (as defined in the Scheme of Arrangement) for each Scheme Share (as defined in the Scheme of Arrangement) set out in paragraph 2 of the Scheme of Arrangement from 2.215 to 2.750. No other amendments to the Scheme of Arrangement have been made, and the Scheme of Arrangement dated December 11, 2018 and mailed to Ensco and Rowan shareholders with the definitive joint proxy statement remains valid and accurate in all other respects.

 UPDATE TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS OF ENSCO

        On October 7, 2018, Ensco and Rowan entered into a definitive transaction agreement under which Rowan will combine with Ensco in an all-stock transaction. On January 28, 2019, Ensco and Rowan amended the transaction agreement to increase the exchange ratio. Accordingly, pursuant to the terms of the transaction agreement, as amended, at the Scheme Effective Time (as defined in the Scheme of Arrangement), Rowan shareholders who are Scheme Shareholders will receive 2.750 Ensco ordinary shares for each Rowan ordinary share that is subject to the Scheme of Arrangement. The transaction will be accounted for using the acquisition method of accounting with Ensco identified as the acquirer in accordance with GAAP. Under the acquisition method of accounting, Ensco will record all assets acquired and liabilities assumed at their respective acquisition-date fair values at the Scheme Effective Time.

        The following unaudited pro forma condensed combined financial statements and the related notes give effect to the proposed transaction between Ensco and Rowan and includes the effects of Ensco's acquisition of Atwood, which closed on October 6, 2017. Ensco separately filed an unaudited pro forma condensed combined statement of operations giving effect to the Atwood acquisition as Exhibit 99.2 to a Current Report on Form 8-K filed on October 23, 2018 (the "Atwood Form 8-K") and such information is incorporated by reference in the definitive joint proxy statement. Accordingly, we have elected to replace the historical Ensco statement of operations in the unaudited pro forma combined statement of operations presented herein for the year ended December 31, 2017 with the unaudited pro forma condensed consolidated statement of operations reflecting the pro forma effects of the Atwood acquisition, as reflected in Exhibit 99.2 to the Atwood Form 8-K. See additional information in Note 1—Basis of Presentation to the unaudited pro forma condensed combined financial information.

ENSCO PLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2018
(In millions)

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	Ensco	Rowan
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$195	$1,032	$—		$1,227
Short-term investments	434	—	—		434
Accounts receivable, net	349	282	—		631
Other	404	31	223	(a)	658

Total current assets	1,382	1,345	223		2,950

PROPERTY AND EQUIPMENT, NET	12,732	6,438	(3,536)	(b)	15,634
LONG-TERM NOTE RECEIVABLE FROM UNCONSOLIDATED SUBSIDIARY	—	269	—		269
INVESTMENT IN UNCONSOLIDATED SUBSIDIARY	—	34	47	(c)	81
OTHER ASSETS	105	45	20	(d)	170

	$14,219	$8,131	$(3,246)		$19,104

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable—trade	$226	$111	$—		$337
Accrued liabilities and other	310	140	38	(e)	488
Current portion of long-term debt	—	201	3	(f)	204

Total current liabilities	536	452	41		1,029

LONG-TERM DEBT	5,003	2,310	(515)	(f)	6,798
OTHER LIABILITIES	390	280	61	(g)	731
TOTAL EQUITY	8,290	5,089	(2,833)	(h)	10,546

	$14,219	$8,131	$(3,246)		$19,104

The accompanying notes are an integral part to these unaudited pro forma condensed combined financial statements.

 ENSCO PLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE-MONTH PERIOD
ENDED SEPTEMBER 30, 2018
(In millions, except per share amounts)

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	Ensco	Rowan
OPERATING REVENUES	$1,306	$645	$14	(i)	$1,965
OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	997	521	—		1,518
Depreciation	356	294	(195)	(j)	455
General and administrative	79	77	(4)	(k)	152

	1,432	892	(199)		2,125
EQUITY IN EARNINGS OF UNCONSOLIDATED SUBSIDIARY	—	3	(41)	(l)	(38)

OPERATING INCOME (LOSS)	(126)	(244)	172		(198)
OTHER EXPENSE, NET	(233)	(83)	(41)	(m)	(357)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX	(359)	(327)	131		(555)
PROVISION FOR INCOME TAX	66	6	2	(n)	74

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(425)	$(333)	$129		$(629)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST AND NON-VESTED SHARES	(3)	—	—		$(3)

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO THE APPLICABLE COMPANY	$(428)	$(333)	$129		$(632)

LOSS PER SHARE FROM CONTINUING OPERATIONS
Basic and diluted	$(0.99)				$(0.81)
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic and diluted	434		351	(o)	785

The accompanying notes are an integral part to these unaudited pro forma condensed combined financial statements.

 ENSCO PLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(In millions, except per share amounts)

	Historical
	Ensco Pro Forma	Rowan	Pro Forma Adjustments		Pro Forma Combined
OPERATING REVENUES	$2,226	$1,283	$20	(i)	$3,529
OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	1,380	694	—		2,074
Loss on impairment	242	—	—		242
Gain on sale of assets to unconsolidated subsidiary	—	(157)	—		(157)
Depreciation	482	403	(271)	(j)	614
General and administrative	143	105	—		248

	2,247	1,045	(271)		3,021
EQUITY IN EARNINGS OF UNCONSOLIDATED SUBSIDIARY	—	1	(12)	(l)	(11)

OPERATING INCOME (LOSS)	(21)	239	279		497
OTHER EXPENSE, NET	(196)	(139)	(30)	(m)	(365)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX	(217)	100	249		132
PROVISION FOR INCOME TAX	130	27	2	(n)	159

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO THE APPLICABLE COMPANY	$(347)	$73	$247		$(27)

INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS
Basic and diluted	$(0.80)				$(0.03)
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic and diluted	434		351	(o)	785

The accompanying notes are an integral part to these unaudited pro forma condensed combined financial statements.

Note 1—Basis of Presentation

        The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X using the acquisition method of accounting in accordance with GAAP and are based on the historical consolidated financial statements of Ensco and Rowan, after giving effect to the transaction.

        The unaudited pro forma condensed combined balance sheet combines the unaudited historical condensed consolidated balance sheets of Ensco and Rowan as of September 30, 2018, giving effect to the transaction as if it had occurred on September 30, 2018.

        The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2017 and the nine months ended September 30, 2018 assume the transaction took place on January 1, 2017, the beginning of Ensco's most recently completed fiscal year. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2017 combines the audited consolidated statement of operations of Rowan and the unaudited consolidated statement of operations of Ensco, including the pro forma effects of Ensco's acquisition of Atwood, for the fiscal year ended December 31, 2017. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 combines the unaudited consolidated statement of operations of Ensco and Rowan for the nine months ended September 30, 2018.

        The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent the consolidated results of operations or financial position of the combined company that would have been recorded had the transaction been completed as of the dates indicated and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that may be achieved with respect to the combined operations of Ensco and Rowan. Additionally, the pro forma statements of operations do not include non-recurring charges or credits and the related tax effects that result directly from the transaction.

        The unaudited pro forma condensed combined financial statements reflect the estimated transaction consideration, which does not represent what the actual transaction consideration transferred will be as of the closing of the transaction. In accordance with GAAP, the fair value of equity securities issued as the consideration transferred will be measured on the closing date of the transaction at the then-current market price. Under the terms of the transaction agreement, Rowan stockholders will receive 2.750 Ensco ordinary shares for each Rowan ordinary share for a total value of $12.90 per Rowan ordinary share based on the closing share price of $4.69 per Ensco ordinary share on January 25, 2019. The estimated consideration of $1.7 billion is comprised of 127.7 million Rowan ordinary shares, inclusive of 0.7 million unvested restricted shares that vest upon change of control, converted to 351.3 million Ensco ordinary shares using the exchange ratio of 2.750 and $8.7 million for the estimated fair value of replacement employee equity awards.

        Under GAAP, merger-related transaction costs (i.e., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Ensco estimates that advisory, legal, valuation and other professional fees and expenses will be $21 million. Costs incurred by Rowan related to the transaction are estimated to total $27 million. Following the completion of the transaction, we expect to incur additional charges and expenses relating to restructuring and integrating the operations of Ensco and Rowan.

        The unaudited pro forma condensed combined financial statements illustrate the assets and liabilities of Rowan recorded at their preliminary estimated fair values at the assumed closing date of the transaction. The preliminary fair value estimates are subject to change based on the final valuations that will be determined as of the closing date of the transaction. Actual results will differ from this unaudited pro forma condensed combined financial information once we have determined the final transaction consideration and completed the valuation analysis and computations necessary to finalize the required purchase price allocation. Accordingly, the final allocation of transaction consideration and its effect on results of operations may differ materially from the preliminary allocation and unaudited pro forma combined amounts included herein. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

        The unaudited pro forma condensed combined financial statements do not constitute Ensco's statutory accounts required by the Companies Act 2006, which for the year ended December 31, 2017 were prepared in accordance with generally accepted accounting principles in the UK and were delivered to the Registrar of Companies in the United Kingdom. The UK statutory accounts included an unqualified auditor's report, which did not contain any reference to matters to which the auditors drew attention by way of emphasis or any statements under Section 498(2) or 498(3) of the Companies Act 2006.

        The December 2017 audited consolidated statement of operations included in the unaudited pro forma condensed combined financial information presented above does not constitute Rowan's statutory accounts for the year ended December 31, 2017. Rowan's UK statutory financial statements for 2017 were prepared in accordance with International Financial Reporting Standards, as adopted by the European Union and as issued by the International Accounting Standards Board, and were delivered to the Registrar of Companies in the United Kingdom. The UK statutory accounts included an unqualified auditor's report, which did not contain any reference to matters to which the auditor's drew attention by way of emphasis or any statements under section 498(2) or 498(3) of the Companies Act 2006.

        The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the historical consolidated financial statements and accompanying notes contained in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q of Ensco and Rowan (in the case of Rowan's Annual Report on Form 10-K, as recast in part by Rowan's Current Reports on Form 8-K filed on May 9, 2018, with respect to Part II, Item 6 and Part II, Item 7, and August 24, 2018, with respect to Part II, Item 8) and (ii) the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017 related to Ensco's completed acquisition of Atwood, which was filed with the SEC as Exhibit 99.2 to the Atwood Form 8-K.

Note 2—Accounting Policies

        The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies of Ensco.

Note 3—Estimated Consideration and Allocation

        Under the terms of the transaction agreement, Rowan shareholders will receive 2.750 Ensco ordinary shares for each Rowan ordinary share for a total value of $12.90 per Rowan ordinary share based on the closing share price of $4.69 per Ensco ordinary share on January 25, 2019. The estimated consideration of $1.7 billion is comprised of 127.7 million Rowan ordinary shares, inclusive of 0.7 million unvested restricted shares that vest upon change of control, converted to 351.3 million Ensco ordinary shares using the exchange ratio of 2.750 and $8.7 million for the estimated fair value of replacement employee equity awards. The value of the consideration transferred will fluctuate until closing based upon changes in Ensco's share price and the number of Rowan's ordinary shares and equity awards outstanding.

        The table below illustrates the potential impact of the estimated transaction consideration resulting from a 10% increase or decrease in the market price per Ensco ordinary share. For purposes of this computation, the total number of Ensco ordinary shares issued was assumed to be 351.3 million, as described above (in millions):

	10% Increase in Ensco share price	10% Decrease in Ensco share price
Transaction consideration	$1,822	$1,491
Gain on bargain purchase	$453	$784

        Under GAAP, when the fair value assigned to acquired assets and liabilities exceeds the consideration transferred in a business combination, the difference is reflected as a bargain purchase gain. The following table summarizes the estimated bargain purchase gain calculation as of September 30, 2018 (in millions):

Current assets	$1,568
Noncurrent assets	3,317

Total assets acquired	4,885

Liabilities assumed	(2,610)
Net assets acquired	2,275
Less: Estimated transaction consideration	1,656

Estimated gain on bargain purchase	$619

        This preliminary allocation of the transaction consideration is based upon management's judgments and assumptions. These estimates, judgments and assumptions are subject to change upon final valuation and should be treated as preliminary values. The final allocation of consideration will include changes in (1) Ensco's share price, (2) estimated fair values of property and equipment, (3) allocation to intangible assets and liabilities and (4) other assets and liabilities. Therefore, actual results may differ once Ensco has completed the detailed valuation analysis and calculations necessary to finalize the required purchase price allocations. Accordingly, the final allocation of consideration, which will be determined as of the closing of the transaction, may differ materially from the estimated allocation and unaudited pro forma combined amounts included herein.

        The estimated fair values assigned to assets acquired net of liabilities assumed exceeded the consideration transferred, resulting in an estimated bargain purchase gain. The estimated bargain purchase gain primarily resulted from the decline in Ensco's share price from $8.48 to $4.69 between the last trading day prior to the announcement of the transaction and January 25, 2019. The estimated bargain purchase gain is further driven by the decline in the estimated fair value of Rowan's long-term debt, based on quoted market prices, between the last trading day prior to the announcement of the transaction and January 25, 2019.

Note 4—Pro Forma Adjustments

(a)
Other current assets

        Reflects the pro forma adjustments to record the estimated fair value of other current assets as follows (in millions):

Adjustment to record Rowan inventory at estimated fair value	$219
Estimated fair value of Rowan contracts with customers	8
Elimination of Rowan historical deferred contract drilling expenses and debt issuance costs	(4)

$223

        The pro forma adjustment to record the estimated fair value of inventory arises from a difference in Ensco's and Rowan's accounting policy. Inventory consists of consumable parts and supplies maintained on drilling rigs and in shore-based warehouse locations for use in operations and generally is comprised of items of low per unit cost and high reorder frequency. The pro forma adjustment to record the estimated fair value of inventory reflects Ensco's estimate of the fair value of consumable parts and supplies maintained on Rowan's drilling rigs and shore-based locations for use in their operations. Ensco recognizes inventory for consumable parts and supplies when purchased and subsequently expenses the inventory when consumed. Rowan recognizes expense for consumable parts and supplies as a period cost when received for use and, therefore, Rowan's historical financial statements do not include an inventory balance.

        The pro forma adjustment to record the estimated fair value of Rowan's contracts with customers reflects the intangible assets recognized for firm contracts that have favorable contract terms as compared to current market day rates for comparable assets. Contracts that are expected to expire within 12 months of the pro forma balance sheet date are classified as current. The various factors considered in the pro forma adjustment are (1) the contracted day rate for each contract, (2) the remaining term of each contract, (3) the rig class and (4) the market conditions for each respective rig class at the pro forma balance sheet date. The intangible assets are computed based on the present value of the difference in cash inflows over the remaining contract term as compared to a hypothetical contract with the same remaining term at an estimated current market day rate using a risk-adjusted discount rate and an estimated effective income tax rate. The computed amount is subject to change based on changes in contract positions and market conditions until the closing date of the transaction. This balance will be amortized to operating revenues over the respective remaining contract terms on a straight-line basis.

        The pro forma adjustment for the elimination of Rowan's historical deferred contract drilling expenses primarily relates to deferred mobilization costs. Costs incurred for mobilization of equipment and personnel prior to the commencement of drilling services are deferred and subsequently amortized by Rowan over the term of the related drilling contract. These deferred costs have no future economic benefit to Ensco and are eliminated from the pro forma financial statements.

(b)
Property and equipment, net

        Reflects the pro forma adjustments to historical amounts to record the estimated fair value of property and equipment. We estimated the fair value of the rigs and equipment by applying an income approach, using projected discounted cash flows, a risk-adjusted discount rate and an estimated effective income tax rate.

(c)
Investment in unconsolidated subsidiary

        Reflects the pro forma adjustment to record the estimated fair value of the equity investment in ARO, Rowan's 50/50 joint venture with Saudi Aramco. We estimated the fair value of the equity investment in ARO primarily by applying an income approach, using projected discounted cash flows of the underlying assets of ARO, a risk-adjusted discount rate and an estimated effective income tax rate.

(d)
Other assets

        Reflects the pro forma adjustments to record the estimated fair value of other assets as follows (in millions):

Estimated fair value of Rowan contracts with customers	$28
Elimination of Rowan historical debt issuance costs	(8)

$20

        The pro forma adjustment to record the estimated fair value of Rowan's contracts with customers reflects the non-current portion of the adjustments described in (a) above.

(e)
Accrued liabilities and other

        Reflects the pro forma adjustments to record the estimated fair value of current liabilities as follows (in millions):

Estimated Rowan transaction costs not reflected in historical financial statements	$25
Estimated Ensco transaction costs not reflected in historical financial statements	19
Change in control provisions on Rowan benefit plans	15
Elimination of Rowan historical deferred revenues and deferred rent	(21)

$38

        The pro forma adjustment for change in control provisions on Rowan benefit plans relates to the additional liability that will be incurred for estimated cash payments triggered upon a change in control for benefits payable to executives and other key Rowan employees as a result of pre-existing employee arrangements.

        The pro forma adjustment to eliminate Rowan's historical deferred revenues is primarily related to amounts received or receivable for mobilization and the reimbursement for capital upgrades that were previously paid or expected to be paid by a customer as compensation to mobilize a rig to the drilling location or perform requested upgrades or modifications to a rig. Such amounts are deferred and subsequently amortized by Rowan over the term of the related drilling contract. The deferred revenue does not represent future obligations of Ensco and are eliminated from the pro forma financial statements. The pro forma adjustment to eliminate deferred rent relates to rent expense recognized on a straight-line basis. The deferred rent does not represent a future obligation to Ensco and is eliminated from the pro forma financial statements.

(f)
Current portion of long-term debt and long-term debt

        Reflects the pro forma adjustment to adjust Rowan's debt to its estimated fair value. The adjustment was based on quoted market prices for Rowan's publicly traded debt as of January 25, 2019.

(g)
Other liabilities

        Reflects the pro forma adjustments to record the estimated fair value of other liabilities as follows (in millions):

Estimated fair value of Rowan contracts with customers	$79
Deferred tax impacts of certain pro forma adjustments	14
Elimination of Rowan historical deferred revenues and deferred rent	(22)
Reclassification of employee benefits that will become payable upon a change in control	(10)

$61

        The pro forma adjustment to record the estimated fair value of Rowan's contracts with customers reflects the intangible liabilities recognized for firm contracts that have unfavorable contract terms as compared to current market day rates for comparable assets. Contracts that are expected to expire within 12 months of the pro forma balance sheet date are classified as current. The various factors considered in the pro forma adjustment are (1) the contracted day rate for each contract, (2) the remaining term of each contract, (3) the rig class and (4) the market conditions for each respective rig class at the pro forma balance sheet date. The intangible liabilities are computed based on the present value of the difference in cash inflows over the remaining contract term as compared to a hypothetical contract with the same remaining term at an estimated current market day rate using a risk-adjusted discount rate and an estimated effective income tax rate. The computed amount is subject to change based on changes in contract positions and market conditions until the closing date of the transaction. This balance will be amortized to operating revenues over the respective remaining contract terms on a straight-line basis.

        The pro forma adjustment for deferred income tax liabilities represents the estimated incremental deferred income taxes, which reflects the tax effect of the difference between the preliminary estimated fair value of Rowan's assets and liabilities recorded under the acquisition method of accounting and the carryover tax basis of those assets and liabilities.

        The pro forma adjustment to eliminate deferred revenues and deferred rent reflects the noncurrent portion of deferred revenues and deferred rent described in (f) above.

(h)
Total equity

        Represents the pro forma adjustments to total equity as follows (in millions):

Elimination of Rowan's historical stockholders' equity	$(5,089)
Ensco share consideration recorded as capital in excess of par value	1,621
Estimated bargain purchase gain	619
Ensco shares issued as transaction consideration, par value	35
Estimated Ensco transaction costs	(19)

$(2,833)

(i)
Operating revenues

        Reflects the pro forma adjustments for the amortization of intangible assets and liabilities associated with the estimated fair value of Rowan's contracts with customers.

(j)
Depreciation

        Reflects the pro forma adjustments for depreciation of Rowan's property and equipment. Rowan's property and equipment consists primarily of drilling rigs and related equipment. The pro forma depreciation adjustments relate to the pro forma adjustment to record the estimated fair value of Rowan's drilling rigs and related equipment after conforming depreciable lives and salvage values and computing depreciation using the straight-line method. Ensco estimated remaining useful lives for Rowan's drilling rigs ranging from 10 to 32 years.

(k)
General and administrative

        Reflects the elimination of transaction costs included in the historical financial statements of Rowan and Ensco.

(l)
Equity in earnings of unconsolidated subsidiary

        Reflects the pro forma adjustments to equity in earnings of ARO. The pro forma adjustment reflects the amortization of the estimated fair value basis difference between the equity investment and the carrying values of the underlying net assets of ARO as of the pro forma balance sheet date.

(m)
Other income (expense), net

        Reflects the pro forma adjustment to other income (expense), net as follows (in millions):

	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
Amortization of the fair value adjustments to Rowan's senior notes	$(35)	$(41)
Elimination of amortization of net losses, prior service credits and curtailment gain associated with Rowan's defined benefit plans	(6)	11

	$(41)	$(30)

(n)
Provision for income taxes

        Reflects the recognition of the pro forma adjustment to deferred tax liabilities.

(o)
Weighted-average shares outstanding

        Reflects the pro forma adjustment for Ensco shares to be issued to Rowan shareholders. Under the transaction agreement, 127.7 million Rowan ordinary shares, inclusive of 0.7 million unvested restricted stock and awards that vest upon change of control, will be converted to 351.3 million Ensco ordinary shares using the exchange ratio of 2.750 Ensco ordinary shares for each Rowan ordinary share.

UPDATE TO UNAUDITED COMPARATIVE PER SHARE DATA

        The following table sets forth, for the year ended December 31, 2017 and the nine months ended September 30, 2018: (i) selected per share information for Ensco on a historical basis, (ii) selected per share information for Rowan on a historical basis, (iii) unaudited selected per share information for Ensco on a pro forma basis after giving effect to the transaction and (iv) unaudited selected per share information for Rowan on an equivalent pro forma basis based on the exchange ratio of 2.750 Ensco ordinary shares for each Rowan ordinary share.

        The pro forma information set forth below, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the possible impact on the combined company that may result as a consequence of the transaction and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during 2017 or the first nine months of 2018. Upon completion of the transaction, the operating results of Rowan will be reflected in the consolidated financial statements of Ensco on a prospective basis. You should read the data with the historical consolidated financial statements and related notes of Ensco and Rowan contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2017, and their respective Quarterly Reports on Form 10-Q for the quarter ended September 30, 2018, all of which are incorporated by reference into the definitive joint proxy statement. See "Where You Can Find More Information."

	Year Ended December 31, 2017	Nine Months Ended September 30, 2018
Ensco—Historical
Book value per share (end of period)	$20.02	$18.97
Cash dividends per share	0.04	0.03
Basic and diluted loss per share	(0.91)	(1.01)

	Year Ended December 31, 2017	Nine Months Ended September 30, 2018
Rowan—Historical
Book value per share (end of period)	$42.66	$40.04
Cash dividends per share	—	—
Basic earnings (loss) per share	0.58	(2.63)
Diluted earnings (loss) per share	0.57	(2.63)

	Year Ended December 31, 2017	Nine Months Ended September 30, 2018
Ensco—Pro Forma Combined
Book value per share (end of period)	$13.96	$13.38
Cash dividends per share	0.02	0.02
Basic and diluted loss per share	(0.03)	(0.81)

	Year Ended December 31, 2017	Nine Months Ended September 30, 2018
Equivalent Rowan
Book value per share (end of period)	$15.51	$14.56
Cash dividends per share	—	—
Basic and diluted earnings (loss) per share	0.21	(0.95)

 ADDITIONAL INFORMATION

        Other than as described above, the terms of the transaction agreement, as described in the definitive joint proxy statement filed by Ensco and Rowan with the SEC on December 11, 2018, remain unchanged and in effect. Ensco and Rowan encourage that this supplement to the definitive joint proxy statement be read in conjunction with such definitive joint proxy statement. If you have any questions about the transaction or how to submit your proxy, please contact Ensco's proxy solicitor, D.F. King & Co., Inc., or Rowan's proxy solicitor, MacKenzie Partners, Inc., using the information below. If you would like additional copies, without charge, of the definitive joint proxy statement, this supplement or the proxy card(s), you should contact Ensco or Rowan's proxy solicitor at:

If you are an Ensco shareholder:	If you are a Rowan shareholder:
D.F. King & Co., Inc.	MacKenzie Partners, Inc.
Shareholders Call Toll-Free at: (800) 461-9313	1407 Broadway, 27th Floor New York, New York 10018 (212) 929-5500
Banks and Brokers Call Collect at: (212) 269-5550	or Call Toll-Free (800) 322-2885
Email: Ensco@dfking.com	Email: proxy@mackenziepartners.com

WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows Ensco and Rowan to incorporate by reference information in this supplement to the definitive joint proxy statement. This means that Ensco and Rowan can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this supplement to the definitive joint proxy statement, except for any information that is superseded by information that is included directly in this supplement to the definitive joint proxy statement.

        The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like Ensco and Rowan, who file electronically with the SEC. The address of the site is www.sec.gov. The reports and other information filed by Ensco with the SEC, including a copy of the Ensco Articles of Association, are also available at Ensco's internet website (www.enscoplc.com). The reports and other information filed by Rowan with the SEC, including a copy of Rowan's Articles of Association, are also available at Rowan's internet website (www.rowan.com). We have included the web addresses of the SEC, Ensco, and Rowan as inactive textual references only. Except as specifically incorporated by reference into this definitive joint proxy statement, information on those websites is not part of this definitive joint proxy statement.

        The definitive joint proxy statement incorporates by reference the documents listed below that Ensco and Rowan previously filed with the SEC. They contain important information about the companies and their financial condition.

Ensco SEC Filings (SEC File No. 001-08097; CIK No. 0000314808)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2017 (the "Ensco Form 10-K")
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2018, Quarter ended June 30, 2018 and Quarter ended September 30, 2018
Current Reports on Form 8-K

Filed on January 16, 2018, January 26, 2018, February 22, 2018, February 23, 2018, May 22, 2018, September 4, 2018, October 9, 2018, October 23, 2018, October 29, 2018 and January 29, 2019 (other than the portions of those documents not deemed to be filed)

Definitive Proxy Statement on Schedule 14A to the extent incorporated by reference into the Ensco Form 10-K	Filed on March 30, 2018
Definitive Joint Proxy Statement on Schedule 14A for the Ensco general meeting	Filed on December 11, 2018
The description of Ensco ordinary shares contained in its Current Report on Form 8-K, as that description may be updated from time to time	Filed on May 15, 2012

Rowan SEC Filings (SEC File No. 001-05491; CIK No. 0000085408)	Period or Date Filed

Annual Report on Form 10-K (as recast in part by Rowan's Current Reports on Form 8-K filed on May 9, 2018, with respect to Part II, Item 6 and Part II, Item 7, and August 24, 2018, with respect to Part II, Item 8)

Year ended December 31, 2017 (the "Rowan Form 10-K")
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2018, Quarter ended June 30, 2018 and Quarter ended September 30, 2018
Current Reports on Form 8-K

Filed on March 2, 2018, May 9, 2018, May 23, 2018, May 29, 2018, August 24, 2018, August 24, 2018, October 9, 2018, October 15, 2018, October 26, 2018, October 31, 2018, December 21, 2018 and January 29, 2019 (other than the portions of those documents not deemed to be filed)

Definitive Proxy Statement on Schedule 14A to the extent incorporated by reference into the Rowan Form 10-K	Filed on April 3, 2018
Definitive Joint Proxy Statement on Schedule 14A for the Rowan Court meeting and the Rowan general meeting	Filed on December 11, 2018
The description of Rowan ordinary shares contained in its Registration Statement on Form 8-K12B, as that description may be updated from time to time	Filed on May 4, 2012

        In addition, Ensco and Rowan also incorporate by reference additional documents that either company files with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this supplement and prior to the date of the Ensco general meeting and the Rowan Court meeting and Rowan general meeting, as applicable. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Annex S-A

DEED OF AMENDMENT NO. 1 TO TRANSACTION AGREEMENT

        THIS DEED OF AMENDMENT NO. 1 TO TRANSACTION AGREEMENT, dated as of January 28, 2019 (this "Amendment"), is by and between Ensco plc, a public limited company organized under the Laws of England and Wales ("Ensco"), and Rowan Companies plc, a public limited company organized under the Laws of England and Wales ("Rowan"). Ensco and Rowan are each sometimes referred to herein as a "Party" and collectively as the "Parties".

        WHEREAS, Ensco and Rowan entered into that certain Transaction Agreement dated as of October 7, 2018 (the "Transaction Agreement");

        WHEREAS, Section 8.11 of the Transaction Agreement provides that any provision of the Transaction Agreement may be amended or waived, whether before or after receipt of the Rowan Shareholder Approval or the passing of the Ensco Shareholder Resolutions, as applicable, if such amendment or waiver is in writing and signed, in the case of an amendment, by Rowan and Ensco; and

        WHEREAS, Ensco and Rowan now intend to amend certain provisions of the Transaction Agreement as set forth herein.

        NOW, THEREFORE, Ensco and Rowan agree as follows:

        SECTION 1.    Defined Terms.    Capitalized terms used herein that are not otherwise defined have the meanings set forth in the Transaction Agreement.

        SECTION 2.    Representations of the Parties.

          2.1    Representations and Warranties of Rowan.

            (a)   Rowan has the requisite corporate power and authority to execute and deliver this Amendment. This Amendment has been duly and validly executed and delivered by Rowan and, assuming this Amendment constitutes the valid and binding agreement of Ensco, constitutes the valid and binding agreement of Rowan, enforceable against Rowan in accordance with its terms, except that such enforcement may be subject to the Remedies Exceptions.

            (b)   The Board of Directors of Rowan has received the opinion letter of Goldman, Sachs & Co. LLC to the effect that, as of the date hereof and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio pursuant to the Transaction Agreement, as amended by this Amendment, is fair from a financial point of view, to the holders (other than Ensco and its affiliates) of Rowan Ordinary Shares. Rowan shall, promptly following the execution of this Amendment by all Parties, furnish an accurate, complete and confidential copy of said opinion letter to Ensco solely for informational purposes.

          2.2    Representations and Warranties of Ensco.    Ensco has the requisite corporate power and authority to execute and deliver this Amendment. This Amendment has been duly and validly executed and delivered by Ensco and, assuming this Amendment constitutes the valid and binding agreement of Rowan, constitutes the valid and binding agreement of Ensco, enforceable against Ensco in accordance with its terms, except that such enforcement may be subject to the Remedies Exceptions.

        SECTION 3.    Amendments to Transaction Agreement.    Section 2.2(a) of the Transaction Agreement is hereby amended with immediate effect by deleting "2.215" and replacing it with "2.750".

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        SECTION 4.    Effect on Transaction Agreement; Effect on Scheme of Arrangement.

          4.1   Other than as specifically set forth herein, all other terms and provisions of the Transaction Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect. The Transaction Agreement and this Amendment shall be read and construed as one document and references in the Transaction Agreement (i) to the "Agreement" shall be to the Transaction Agreement as amended by this Amendment; and (ii) to the "Scheme of Arrangement" and the "Transaction" shall be to the Scheme of Arrangement and the Transaction as amended as a consequence of this Amendment.

          4.2   The Parties shall amend the Scheme of Arrangement to give effect to the amendment provided for by Section 3 of this Amendment.

          4.3   Without prejudice to the provisions of the Transaction Agreement, the Parties agree that they shall each procure that the Proxy Statement, as supplemented to give effect to this Amendment, includes: (i) in the case of Ensco, the Ensco Board Recommendation (unless the Board of Directors of Ensco has effected an Ensco Adverse Recommendation Change pursuant to and in accordance with Section 5.4 of the Transaction Agreement); and (ii) in the case of Rowan, the Rowan Board Recommendation (unless the Board of Directors of Rowan has effected a Rowan Adverse Recommendation Change pursuant to and in accordance with Section 5.3 of the Transaction Agreement).

        SECTION 5.    Severability.    Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

        SECTION 6.    Headings.    Headings of the Sections of this Amendment are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

        SECTION 7.    Counterparts; Effectiveness.    This Amendment may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in .pdf form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

        SECTION 8.    Assignment; Binding Effect.    Neither this Amendment nor any of the rights, interests or obligations hereunder shall be assigned or delegated by a Party hereto without the prior written consent of the other Party. Subject to the first sentence of this Section 8, this Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 8 shall be null and void.

        SECTION 9.    Governing Law; Jurisdiction.

          9.1   This Amendment is to be governed by and construed in accordance with English law. Any matter, claim or dispute arising out of or in connection with this Amendment, whether contractual or non-contractual, is to be governed by and determined in accordance with English law.

          9.2   The courts of England are to have exclusive jurisdiction to settle any dispute, whether contractual or non-contractual, arising out of or in connection with this Amendment. Any proceeding, suit or action arising out of or in connection with this Amendment or the negotiation, existence, validity or enforceability of this Amendment ("Proceedings") shall be brought only in the

S-A-2

  courts of England. Each Party waives (and agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the taking of Proceedings in the courts of England. Each Party also agrees that a judgment against it in Proceedings brought in England shall be conclusive and binding upon it and may be enforced in any other jurisdiction. Each Party irrevocably submits and agrees to submit to the jurisdiction of the courts of England. No delay or omission by any Party in exercising any right, power or remedy provided by law or under this Amendment shall (i) affect that right, power or remedy; or (ii) operate as a waiver of it. The single or partial exercise of any right, power or remedy provided by law or under this Amendment shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Amendment are cumulative and not exclusive of any rights, powers and remedies provided by law. Without prejudice to any other rights and remedies which either Party may have, each Party acknowledges and agrees that damages may not be an adequate remedy for any breach by either Party of the provisions of this Amendment and either Party shall be entitled to seek the remedies of injunction, specific performance and other equitable remedies (and neither of the Parties shall contest the appropriateness or availability thereof), for any threatened or actual breach of any such provision of this Amendment by either Party and no proof or special damages shall be necessary for the enforcement by either Party of the rights under this Amendment.

        SECTION 10.    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING, DIRECTLY OR INDIRECTLY, OUT OF OR RELATING TO THIS AMENDMENT, THE TRANSACTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF ROWAN OR ENSCO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

        SECTION 11.    Entire Agreement.    This Amendment, the Transaction Agreement (including the exhibits and schedules thereto) and the Confidentiality Agreement, as amended, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and this Amendment is not intended to grant standing to any person other than the Parties hereto.

[Signature Page Follows]

S-A-3

        IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as a deed as of the date first above written.

Executed as a deed by ENSCO PLC acting by a director:
/s/ CARL G. TROWELL
Name:	Carl G. Trowell
Title:	President and Chief Executive Officer

In the presence of:
/s/ MICHAEL MCGUINTY
Witness Name:	Michael McGuinty
Occupation:	Attorney
Address:	6 Chesterfield Gardens London, U.K.

Executed as a deed by ROWAN COMPANIES PLC, acting by a director:
/s/ THOMAS P. BURKE
Name:	Thomas P. Burke
Title:	President and Chief Executive Officer

In the presence of:
/s/ MARK F. MAI
Witness Name:	Mark F. Mai
Occupation:	Lawyer
Address:	2800 Post Oak Blvd, Suite 5450 Houston, Texas 77056

[Signature Page to Amendment No. 1 to Transaction Agreement]

Annex S-B

PERSONAL AND CONFIDENTIAL

January 28, 2019

Board of Directors
Rowan Companies plc
2800 Post Oak Blvd, Suite 5450
Houston, Texas 77056

Lady and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than Ensco plc ("Ensco") and its affiliates) of the outstanding Class A ordinary shares, par value $0.125 per share (the "Company Ordinary Shares"), of Rowan Companies plc (the "Company") of the Exchange Ratio (as defined below) to be paid to such holders pursuant to the Transaction Agreement, dated as of October 7, 2018, by and between Ensco and the Company, as amended by that certain Deed of Amendment No. 1 to Transaction Agreement, dated as of January 28, 2019 (the "Agreement"). The Agreement (i) provides that pursuant to the Scheme of Arrangement (as defined in the Agreement), each outstanding Company Ordinary Share will be acquired by Ensco (and/or its DR Nominee (as defined in the Agreement), as applicable) and the holder thereof will have the right to receive 2.750 Class A ordinary shares (the "Exchange Ratio") in the share capital of Ensco, par value $0.10 per share (the "Ensco Ordinary Shares") and (ii) permits, effective immediately following the Closing (as defined in the Agreement), every four issued and outstanding Ensco Ordinary Shares shown in the register of members of Ensco immediately following the update of such register to give effect to the provisions of the Scheme of Arrangement or completion of any Offer (as defined in the Agreement), as the case may be, to be consolidated into one Ensco Ordinary Share, with a nominal value of $0.40 per Ensco Ordinary Share, as to which consolidation we express no opinion. The Agreement further provides that the Scheme of Arrangement may be switched to an Offer in accordance with the terms set out in the Agreement.

        Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Ensco and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction"). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may

S-B-1

Board of Directors
Rowan Companies plc
January 28, 2019

receive, compensation, including having acted as financial advisor to the Company in connection with the formation of a joint venture by the Company and the Saudi Arabian Oil Company in October 2017. We may also in the future provide financial advisory and/or underwriting services to the Company, Ensco and their respective affiliates for which our Investment Banking Division may receive compensation.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to shareholders and Annual Reports on Form 10-K of the Company and Ensco for the five years ended December 31, 2017; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company and Ensco; certain other communications from the Company and Ensco to their respective shareholders; certain publicly available research analyst reports for the Company and Ensco; and certain updated internal financial analyses and forecasts for the Company prepared by its management, certain updated internal financial analyses and forecasts for Ensco stand alone prepared by its management, as adjusted by the management of the Company, and certain updated financial analyses and forecasts for Ensco pro forma for the Transaction prepared by the management of the Company, in each case as approved for our use by the Company (the "Forecasts"), including certain updated operating synergies projected by the management of the Company to result from the Transaction (the "Synergies"). We have also held discussions with members of the senior managements of the Company and Ensco regarding the past and current business operations, financial condition and future prospects of Ensco and have held discussions with members of senior management of the Company regarding the past and current business operations, financial condition and future prospects of the Company and their assessment of the strategic rationale for, and the potential benefits of, the Transaction; reviewed the reported price and trading activity for the Company Ordinary Shares and the Ensco Ordinary Shares; compared certain financial and stock market information for the Company and Ensco with similar information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Ensco or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Ensco or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We

S-B-2

Board of Directors
Rowan Companies plc
January 28, 2019

were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders of Company Ordinary Shares (other than Ensco and its affiliates) of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Ensco Ordinary Shares will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or Ensco or the ability of the Company or Ensco to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Ordinary Shares should vote with respect to the Scheme, whether to tender Company Ordinary Shares pursuant to an Offer or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders (other than Ensco and its affiliates) of Company Ordinary Shares.

Very truly yours,

/s/ Goldman Sachs & Co. LLC

S-B-3

VOTE DEADLINE - 11:59 p.m. Eastern Time on 20 February 2019 (or 11:59 p.m. Eastern Time on 18 February 2019 for employees holding shares in our benefit plans). VOTE BY INTERNET - www.proxyvote.com Have your proxy card in hand when you access the website and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company, consent to receive all future proxy materials and annual reports electronically via e-mail or the Internet. To sign up, please follow the Vote by Internet instructions and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. ATTN: INVESTOR RELATIONS 5847 SAN FELIPE STREET SUITE 3300 HOUSTON, TX 77057 The "Abstain" option is provided to enable you to refrain from voting on any particular resolution. However, it should be noted that selecting "Abstain" will not be counted in the calculation of the proportion of the votes "For" and "Against" a resolution, except as provided in the accompanying proxy statement with respect to Resolution 1. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E56386-S79024 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ENSCO PLC The Board of Directors recommends a vote "For" Resolutions 1 through 6. For Against Abstain 1. Ensco Transaction Consideration Proposal: To authorize, in addition to all subsisting authorities, the allotment and issuance of Ensco Class A ordinary shares, nominal value $0.10 per share (the "Ensco ordinary shares") to shareholders of Rowan Companies plc ("Rowan"), pursuant to the Transaction Agreement, dated as of October 7, 2018, by and between Ensco and Rowan, as amended by Deed of Amendment No. 1 dated as of January 28, 2019 and as such agreement may be amended further from time to time, which provides for, among other things, the acquisition of the entire issued and to be issued Class A ordinary share capital of Rowan pursuant to a scheme of arrangement (the "Scheme of Arrangement") under Part 26 of the UK Companies Act 2006 in consideration for the issuance by Ensco to the Rowan shareholders who are Scheme Shareholders (as such term is defined in "The Scheme of Arrangement" section of the joint proxy statement relating to the general meeting of shareholders of Ensco) of 2.750 new Ensco ordinary shares for each Rowan Class A ordinary share (a "Rowan ordinary share") that is subject to the terms of the Scheme of Arrangement. Ensco Reverse Stock Split Proposal: To authorize a consolidation (being a reverse stock split under English law) of Ensco ordinary shares whereby, conditional upon and effective immediately (or as soon as practicable) following the Scheme of Arrangement becoming effective, every four existing Ensco ordinary shares, each with a nominal value of $0.10, shown in the register of members of Ensco following the updating of such register to give effect to the provisions of the Scheme of Arrangement shall be consolidated into one Ensco ordinary share with a nominal value of $0.40 per share. Ensco General Allotment Authority Proposal: To authorize, conditional upon and effective immediately following the Scheme of Arrangement becoming effective, the allotment and issuance up to a nominal amount of Ensco ordinary shares, which represents approximately 33.3% of the expected enlarged share capital of Ensco immediately following the Scheme of Arrangement becoming effective, and up to a further same nominal amount of Ensco ordinary shares in connection with a pre-emptive offering of shares. If approved, subject to the Scheme of Arrangement becoming effective, these authorities will replace the authorities granted pursuant to resolution 10 passed at the annual general meeting of Ensco shareholders held on May 21, 2018 (the "Ensco 2018 Annual General Meeting"). ! ! ! 2. ! ! ! ! ! ! 3. ! ! ! ! ! ! 4. Ensco Transaction-Related Compensation Proposal: To approve, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, on a non-binding advisory basis, the compensation payable, or that may become payable, in connection with the transaction to the named executive officers of Ensco, as well as specific compensatory arrangements between Ensco and such individuals. Ensco General Disapplication of Pre-Emptive Rights Proposal: To authorize, conditional upon and effective immediately following the Scheme of Arrangement becoming effective, the allotment and issuance of Ensco ordinary shares up to a nominal amount of $3,716,687 for cash on a non-pre-emptive basis. If approved, subject to the Scheme of Arrangement becoming effective, this authority will replace the authority granted pursuant to resolution 11 passed at the Ensco 2018 Annual General Meeting. Ensco Specified Disapplication of Pre-Emptive Rights Proposal: To authorize, conditional upon and effective immediately following the Scheme of Arrangement becoming effective, the allotment and issuance of Ensco ordinary shares up to a nominal amount of $3,716,687 for cash on a non-pre-emptive basis, such authority to be used only for the purposes of financing (or refinancing, if the power is to be used within six months after the relevant transaction) a transaction which the board of directors of Ensco deems to be an acquisition or other capital investment. If approved, subject to the Scheme of Arrangement becoming effective, this authority will replace the authority granted pursuant to resolution 12 passed at the Ensco 2018 Annual General Meeting. 5. 6. ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by authorised officer. The completion and return of this form will not preclude a shareholder from attending the meeting and voting in person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

GENERAL MEETING OF SHAREHOLDERS OF ENSCO PLC 21 February 2019 Please date, sign and mail the proxy card in the envelope provided as soon as possible TO BE RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME 20 FEBRUARY 2019 (OR 11:59 P.M. EASTERN TIME 18 FEBRUARY 2019 FOR EMPLOYEES HOLDING SHARES IN OUR BENEFIT PLANS) to ensure that your vote is counted. Important Notice Regarding Internet Availability of Proxy Materials for the General Meeting of Shareholders: The Proxy Statement is available at www.proxyvote.com. If voting by mail, please detach along the perforated line and mail in the envelope provided. E56387-S79024 PROXY ENSCO PLC Board of Directors Proxy for the General Meeting of Shareholders reconvened at 4:00 p.m. London Time, 21 February 2019 Slaughter and May, One Bunhill Row, London EC1Y 8YY, England The undersigned shareholder of Ensco plc hereby revokes all previous proxies and appoints Carl G. Trowell, Jonathan H. Baksht and Michael T. McGuinty, or any one of them, as proxies, each with full power of substitution, to vote, as designated on the reverse side, all the Class A ordinary shares, nominal value $0.10 per share of Ensco plc, held of record by the undersigned as of the close of business on 10 December 2018 at the above-stated General Meeting of Shareholders and any adjournment(s) thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO RESOLUTIONS 1 THROUGH 6, THIS PROXY WILL BE VOTED "FOR" EACH OF THE RESOLUTIONS AT THE DISCRETION OF THE PERSONS DESIGNATED BY THE BOARD OF DIRECTORS AS YOUR PROXIES. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED. Continued and to be signed on reverse side